SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

GERON CORPORATION
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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____________________________________________________________________________________
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GERON CORPORATION
230 Constitution Drive
Menlo Park, CA 94025

March 28, 2011

Dear Stockholder:

     You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Geron Corporation which will be held on Wednesday, May 11, 2011 at 8:00 a.m. Pacific Time. We are pleased to announce that this year’s annual meeting will be held completely virtual. You will be able to attend, vote and submit your questions during the meeting via live webcast via the Internet at www.virtualshareholdermeeting.com/GERN.

     As permitted by the rules of the Securities and Exchange Commission (the SEC), we are also pleased to be furnishing our proxy materials to stockholders primarily over the Internet. We believe this process will expedite stockholders’ receipt of the materials, lower the costs of our annual meeting and reduce the environmental impact of printing and mailing hard copies. Stockholders who continue to receive hard copies of proxy materials may help us reduce costs further by opting to receive future proxy materials by e-mail.

     On or about March 28, 2011, we will mail our stockholders a notice containing instructions on how to access our 2011 Proxy Statement and our 2010 Annual Report on Form 10-K and how to vote online. This notice also will include instructions on how you can receive a paper copy of the proxy materials, including the notice of the annual meeting, 2011 Proxy Statement and proxy card. If you received your proxy materials by mail, the notice of annual meeting, 2011 Proxy Statement and proxy card from our Board of Directors were enclosed. If you received your proxy materials via e-mail, the e-mail contains voting instructions and links to the 2011 Proxy Statement and 2010 Annual Report on Form 10-K, which includes information on our operations, product candidates and our audited financial statements.

     At this year’s annual meeting, the agenda includes the following items:
  Election of Directors;

  Approval of a new equity plan for our employees;

  An advisory vote to approve executive compensation;

  An advisory vote to approve the frequency of holding future advisory votes on executive compensation every 1, 2 or 3 years; and

  Ratification of Ernst & Young LLP as our independent registered public accounting firm.
     Whether or not you plan to connect to the meeting via the webcast, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope.

     Thank you for your ongoing support of, and continued interest in, Geron Corporation. I look forward to speaking with you over the Internet at our 2011 Annual Meeting of Stockholders.

Sincerely,

David L. Greenwood
President, Interim Chief Executive Officer and
Chief Financial Officer

GERON CORPORATION
230 Constitution Drive
Menlo Park, CA 94025

___________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 11, 2011

To the Stockholders of Geron Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GERON CORPORATION, a Delaware corporation (the Company), will be held on Wednesday, May 11, 2011, at 8:00 a.m. Pacific Time. To participate in the annual meeting via live webcast, vote your shares online and submit your questions during the meeting, please visit www.virtualshareholdermeeting.com/GERN and be sure to have your 12-Digit Control Number to enter the meeting. You will not be able to attend the annual meeting in person. The meeting will be held for the following purposes:

1.	To elect the members of Class III of the Board of Directors to serve for the following three years or until their successors are elected and qualified;

2.	To approve the 2011 Incentive Award Plan that will replace the 2002 Equity Incentive Plan, which is expiring;

3.	An advisory vote to approve on executive compensation;

4.	An advisory vote to approve the frequency of holding future advisory votes on executive compensation every 1, 2 or 3 years;

5.	To ratify appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

6.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on Tuesday, March 15, 2011, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of common stock held at that time.

     Whether or not you plan to connect to the meeting via the webcast, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

David J. Earp, J.D., Ph.D.
Secretary

Menlo Park, California
March 28, 2011

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO CONNECT TO THE MEETING, WE URGE YOU TO SUBMIT YOUR PROXY PROMPTLY IN ORDER TO ASSURE THAT A QUORUM IS PRESENT.

GERON CORPORATION
230 Constitution Drive
Menlo Park, CA 94025

____________________

PROXY STATEMENT
____________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     This proxy statement is being furnished to the stockholders of Geron Corporation, a Delaware corporation (the Company), in connection with the solicitation by the Board of Directors (the Board) of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on May 11, 2011, at 8:00 a.m. local time (the Annual Meeting), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. To save costs, reach a greater number of investors and enable “real time” voting, the Annual Meeting is being held over the Internet via live webcast at www.virtualshareholdermeeting.com/GERN. This proxy statement and accompanying proxy card are being mailed to all stockholders entitled to vote at the Annual Meeting on or about March 28, 2011.

Internet Availability of Proxy Materials

     Proxy materials are being furnished to stockholders via the Internet rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials and cast your vote on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

     This proxy statement and the Company’s 2010 Annual Report on Form 10-K are available at www.proxyvote.com. Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the cost of the Annual Meeting and conserve natural resources. However, if you have not received a copy of our proxy materials and would like to receive one for the annual meeting or for future stockholder meetings, you may request printed copies as follows:
  By telephone: call 1-800-579-1639 free of charge and follow the instructions;

  By Internet: go to www.proxyvote.com and follow the instructions; or

  By e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 12-digit control number located in your Notice of Internet Availability of Proxy Materials in the subject line.
Connecting to the Annual Meeting

     The annual meeting will be held live via the Internet. You will not be able to attend the meeting in person. A summary of the information you need to attend the meeting online is provided below:
  Any stockholder can listen to the meeting and participate live via the Internet at www.virtualshareholdermeeting.com/GERN.

  Webcast starts at 8:00 a.m., Pacific Time.

  Stockholders may vote and submit questions while connected to the meeting on the Internet.

  Please have your 12-Digit Control Number to enter the meeting.

  Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/GERN.

  Webcast replay of the meeting will be available until 11:59 p.m. Eastern Time on August 11, 2011 at www.virtualshareholdermeeting.com/GERN.
Solicitation and Voting of Proxies

     Only holders of record at the close of business on Tuesday, March 15, 2011 (the Record Date) will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, there were 128,907,093 shares of common stock, par value $0.001 per share (Common Stock), outstanding. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by mail, telephone or other electronic means, or in person, by directors, officers, or other regular employees of the Company, or at the Company’s request, Alliance Advisors, LLC. No additional compensation will be paid to directors, officers or other regular employees for such services, but Alliance Advisors will be paid its customery fee, estimated to be $5,500, to render solicitation services.

Quorum Requirement and Votes Required for the Proposals

     In order to constitute a quorum and to transact business at the Annual Meeting, a majority of the outstanding shares of Common Stock on the Record Date must be represented at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     Directors will be elected by a favorable vote of a plurality of the aggregate votes present, in person or by proxy, at the Annual Meeting. Accordingly, abstentions will not affect the outcome of the election of candidates for director. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain non-routine items, such as the election of directors. Thus, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on the election of directors and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.

     The proposal to approve the 2011 Incentive Award Plan (the 2011 Plan) requires the affirmative vote of a majority of the aggregate votes present, in person or by proxy, at the Annual Meeting. Accordingly, proxies reflecting abstentions to this proposal will be treated as votes against the 2011 Plan. A broker is not entitled to vote shares held for a beneficial owner on this proposal. Thus, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on this proposal and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists.

     The advisory vote to approve executive compensation requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote at the Annual Meeting. A broker is not entitled to vote shares held for a beneficial owner on this proposal. Thus, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on this proposal and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists. The vote is advisory and therefore will not be binding on the Company.

     With respect to the advisory vote to approve the frequency of holding future advisory votes on executive compensation, the option of one year, two years or three years that receives the affirmative vote of a majority of the aggregate votes present, in person or by proxy, at the Annual Meeting will be the frequency that has been approved by stockholders on an advisory basis. A broker is not entitled to vote shares held for a beneficial owner on this proposal. Thus, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on this proposal and will not be counted in determining the number of shares necessary for approval, although they will count for purposes of determining whether a quorum exists. The vote is advisory and therefore will not be binding on the Company.

     The proposal to ratify the selection of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative vote of a majority of the aggregate votes present, in person or by proxy, and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. However, ratification of the selection of Ernst & Young LLP is considered a routine matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

Geron Plan Participants

     Participants in the Geron 401(k) Plan will receive a proxy that incorporates all shares owned through the Geron 401(k) Plan, assuming the shares are registered in the same name. The proxy will serve as voting instructions for the trustee of the 401(k) Plan. If the proxy is not voted, the plan trustee will vote those shares in the same proportion as other 401(k) participants vote their 401(k) Plan shares.

     Shares purchased through the 1996 Employee Stock Purchase Plan (Purchase Plan) will follow standard brokerage industry practices. Shares held in the name of the broker will be voted on behalf of the holder on certain routine matters. To the extent the brokerage firm votes shares on the behalf of the holder, the shares will be counted for the purpose of determining a quorum.

Householding of Annual Meeting Materials

     Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver copies of the proxy statement and annual report to any stockholder who contacts the Company’s investor relations department at (650) 473-7765 or by mail addressed to Investor Relations, Geron Corporation, 230 Constitution Drive, Menlo Park, California 94025, requesting such copies. If a stockholder is receiving multiple copies of the proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

Voting Via the Internet or by Telephone

     Stockholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. Many banks and brokerage firms participate in the Broadridge Financial Solutions, Inc. (Broadridge) online and telephone program. This program provides eligible stockholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for stockholders whose banks or brokerage firms participate in Broadridge’s online and telephone program.

     Registered stockholders may vote electronically through the Internet or by telephone by following the instructions included with their proxy card. A stockholder not wishing to vote electronically through the Internet or by telephone or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the Annual Meeting.

     The telephone and Internet proxy granting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy granting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting proxies via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

How Your Proxy Will Be Voted

     All shares entitled to vote and represented by properly submitted proxies (including those submitted via the Internet, by telephone and by mail) received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted by the proxy holders named in the enclosed proxy according to the recommendation of the Board as follows:
  “FOR” the election as directors of the two nominees named in this Proxy Statement;

  “FOR” proposal 2, to approve the 2011 Incentive Award Plan;

  “FOR” proposal 3, the advisory vote to approve executive compensation;

  Every “THREE YEARS” with regard to proposal 4, the advisory vote to approve the frequency of holding future advisory votes on executive compensation every 1, 2 or 3 years;

  “FOR” proposal 5, ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.
     The Board does not know of any matters that will come before the Annual Meeting other than those described in the Notice of Annual Meeting of Stockholders. If any other matters are properly presented for consideration at the Annual Meeting, then the proxy holders will have discretion to vote on such matters as they see fit. This includes, among other things, considering any motion to adjourn the Annual Meeting to another time and/or place, including for the purpose of soliciting additional proxies for or against a given proposal.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with the Secretary at the Company’s offices, 230 Constitution Drive, Menlo Park, California 94025, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

MATTERS TO BE CONSIDERED AT THE 2011 ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

     The Company’s Board currently consists of nine members, eight of which are “independent,” as that term is defined by Nasdaq Rule 5606(a)(2). The Company’s Bylaws provide for the classification of the Board into three classes, as nearly equal in number as possible, with staggered terms of office. The Company’s Bylaws also provide that upon expiration of the term of office for a class of directors, nominees for such class will be elected for a term of three years or until their successors are duly elected and qualified.

     The term of office of the Class III directors will expire at the Annual Meeting in May 2011, and two nominees for director are to be elected as Class III directors. The two nominees are Alexander E. Barkas, Ph.D., and Karin Eastham. The Class I directors, David L. Greenwood, Thomas Hofstaetter, Ph.D., and Robert J. Spiegel, M.D., FACP, have one year remaining on their terms of office. The Class II directors, Edward V. Fritzky, Hoyoung Huh, M.D., Ph.D., and Thomas D. Kiley, Esq., have two years remaining on their terms of office. On March 9, 2011, Dr. Homcy notified the Company of his decision to retire as a Class III director of the Board effective as of May 11, 2011, the date of the Annual Meeting.

     The Board has selected two nominees for Class III directors, both of whom are currently directors of the Company. The two candidates receiving the highest number of affirmative votes of the shares represented and entitled to vote at the Annual Meeting will be elected as Class III directors of the Company. Accordingly, abstentions will not affect the outcome of the proposal. The election of directors is a non-routine matter on which a broker or other nominee is not empowered to vote. Accordingly, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on this proposal and will not be counted in determining the number of shares necessary for approval.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is information regarding the nominees for Class III director, the periods during which they have served as a director of the Company, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
For a Three Year Term Expiring at the
2014 Annual Meeting

Class III Directors (Term Expiring at the 2014 Annual Meeting)

Name	Age	Principal Occupation
Alexander E. Barkas, Ph.D.	63	Lead Independent Director; Managing Member, Prospect
		Management Company, LLC and the General Partner of
		Prospect Venture Partners L.P.
Karin Eastham	61	Independent Director

     Alexander E. Barkas, Ph.D., has served as Lead Independent Director since February 2011, Chairman of the Board since July 1993 and as a director of the Company since March 1992. From March 1992 until May 1993, he served as President and Chief Executive Officer of the Company. Dr. Barkas is a Managing Director of Prospect Venture Partners, a venture capital firm. Prior to co-founding Prospect Venture Partners I, II, III and IV, he was a partner at Kleiner Perkins Caufield & Byers (Kleiner Perkins), a venture capital firm, from 1991 to 1997, where he focused on healthcare product company investments. Prior to Kleiner Perkins, Dr. Barkas was a founder and Chief Executive Officer of BioBridge Associates, a healthcare industry consulting firm. Dr. Barkas currently serves on the board of directors of Amicus Therapeutics, Inc., a biotechnology company developing pharmacological chaperones to improve treatment options for patients with genetic diseases and Complete Genomics, Inc., a life sciences company developing and commercializing DNA sequencing for complete human genome sequencing and analysis, and several private life science companies. From 2000 to 2008, Dr. Barkas served as a director for Tercica, Inc., a biopharmaceutical company developing endocrine products, and its chairman from 2003 until its acquisition in 2008 by the Ipsen Group. Dr. Barkas received a Ph.D. in biology from New York University and a B.A. in Biology from Brandeis University, where he currently is Chairman of the University Science Advisory Council and serves on the Board of Trustees. The Board believes Dr. Barkas’ extensive knowledge of the healthcare industry, his experience as a board member for other public companies and the substantial understanding of the Company and its operations he has gained during his 19 years as a director of the Company and 17 years as Chairman, qualifies Dr. Barkas to again be nominated as a director.

     Karin Eastham has served as a director of the Company since March 2009. She currently serves as a director for Amylin Pharmaceuticals, Inc., a biopharmaceutical company focused on peptide hormone drug candidates for the treatment of diabetes, obesity and other metabolic diseases; Illumina, Inc., a manufacturer of life-science tools and integrated systems for the analysis of genetic variation and biological function; Genoptix, Inc., a specialized laboratory service provider focused on personalized and comprehensive diagnostic services to community-based hematologists and oncologists, which has been acquired by Novartis in March 2011; and Trius Therapeutics, Inc., a biopharmaceutical company focused on the discovery, development and commercialization of innovative antibiotics for serious, life-threatening infections. Ms. Eastham is also a director of several non-profit organizations, including UCSD Moores Cancer Center and the San Diego Symphony. Ms. Eastham served as a director for Tercica, Inc., a biopharmaceutical company developing endocrine products, from 2003 until its acquisition in 2008 by the Ipsen Group and as a director of SGX Pharmaceuticals, Inc., a biopharmaceutical company developing anti-cancer therapies targeting specific enzymes that have been implicated in human cancers, from 2005 until its acquisition in 2008 by Eli Lilly and Company. From May 2004 to September 2008, Ms. Eastham served as Executive Vice President and Chief Operating Officer and a member of the Board of Trustees of Burnham Institute for Medical Research, a non-profit corporation engaged in medical research, where she established a business development function to support translational research into commercial opportunities and managed the general and administrative operations. From April 1999 to May 2004, Ms. Eastham served as Senior Vice President, Finance and Chief Financial Officer of Diversa Corporation, a genomics technology company. While at Diversa, Ms. Eastham completed the company’s initial public offering in 2000 and participated in negotiations for several product and technology acquisitions and collaboration agreements. From April 1997 to April 1999, Ms. Eastham served as Vice President, Finance and Administration and Chief Financial Officer for CombiChem, Inc., a computational chemistry company. While at CombiChem, Ms. Eastham established the administrative infrastructure for the company, assisted in the completion of its initial public offering in 1998 and participated in negotiations and completion of several pharmaceutical collaborations. From October 1992 to April 1997, Ms. Eastham served as Vice President, Finance and Administration and Chief Financial Officer for Cytel Corporation, a biopharmaceutical company, where she completed several public and private financings and was responsible for all administrative and financial functions. Ms. Eastham also held several similar positions with other companies, including Vice President, Finance, at Boehringer Mannheim Diagnostics from 1976 to 1988. Ms. Eastham holds a B.S. and an M.B.A. from Indiana University and is a Certified Public Accountant. The Board believes Ms. Eastham’s significant financial expertise developed through her experience as a financial officer for numerous public biotechnology companies, her first-hand knowledge and experience in audit and financial control-related matters and her understanding of public and private equity financings, qualifies Ms. Eastham to be nominated as a director.

The Board of Directors Unanimously Recommends That Stockholders
Vote FOR the Election of Each Nominee to the Board of Directors

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

     Set forth below is information regarding the continuing Class I and Class II directors of the Company, including their ages, the periods during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

Class I Directors (Term Expiring at the 2012 Annual Meeting)

Name	Age	Principal Occupation/Position with the Company
David L. Greenwood	59	President, Interim Chief Executive Officer, Chief Financial Officer
Thomas Hofstaetter, Ph.D.	62	President and Chief Executive Officer, VaxInnate Corporation
Robert J. Spiegel, M.D., FACP	61	Independent Director

     David L. Greenwood has served as our President, Interim Chief Executive Officer and a member of the Board since February 2011 and as our Chief Financial Officer since August 1995. He is also a director of Geron Bio-Med Limited, our wholly-owned subsidiary, ViaGen, Inc., an Arizona corporation, Corium International, Inc., a California corporation and Clone International, an Australian company. From January 2004 until February 2011, Mr. Greenwood served as our Executive Vice President. From August 1995 until February 2011, he also served as our Treasurer and Secretary. From August 1999 until January 2004, he served as our Senior Vice President of Corporate Development and from April 1997 until August 1999 as our Vice President of Corporate Development. He also serves on the Board of Regents for Pacific Lutheran University. From 1979 until joining us, Mr. Greenwood held various positions with J.P. Morgan & Co. Incorporated, an international banking firm. Mr. Greenwood holds a B.A. from Pacific Lutheran University and a M.B.A. from Harvard Business School. As the only management representative on the Board, Mr. Greenwood brings to the Board his strategic vision for the Company and management’s experience with and understanding of complex industry challenges and opportunities, creating a vital link that enables the Board to perform its oversight function with the benefit of management’s key perspectives. Because of these factors, the Board concluded that Mr. Greenwood should serve as a director.

     Thomas Hofstaetter, Ph.D., has served as a director of the Company since March 2010 and is currently President, Chief Executive Officer and a director of VaxInnate Corporation, a privately-held biotechnology company developing novel, proprietary vaccines for both pandemic and seasonal influenza. From September 2004 to October 2009, Dr. Hofstaetter was Senior Vice President, Corporate Development and Head of Global Business Development and a member of the Wyeth Management Committee at Wyeth, Inc., a global pharmaceutical company developing pharmaceuticals, biotechnology products, vaccines, non-prescription medicines and animal health products. At Wyeth, he closed more than 70 transactions, including acquisitions of biotechnology companies, in-licensing of products and broad technology collaborations. Wyeth merged with Pfizer, Inc. in October 2009. From December 1999 to August 2004, Dr. Hofstaetter was Senior Vice President of Corporate Development of Aventis, a global pharmaceutical company focused on treatments in cardiology, oncology, metabolic diseases and central nervous system disorders. While at Aventis, he was responsible for more than 100 transactions including research alliances, product in- and out-licensing, divestments and spin-outs. In 1978, Dr. Hofstaetter joined Behringwerke AG in Germany as a research scientist and rose to become head of Research in 1988 and head of the Immunology/Oncology business unit in 1989. From 1991 to 1999, Dr. Hofstaetter served in various executive managerial positions around the world, including the United States, Japan, France and his native Germany, with Hoechst Pharma, a global pharmaceutical company focused on therapies for cardiovascular, allergic, metabolic and central nervous system disorders, and infectious diseases. Dr. Hofstaetter holds a Master of Science degree in Biochemistry and a Ph.D. in Molecular Biology, magna cum laude, from the University of Tuebingen in Germany. From 2001 to 2004, he was a director of Merial Limited, a joint venture between Aventis and Merck & Co. focusing on pharmaceutical products and vaccines for livestock, pets and wildlife. From 2000 to 2004, he was a member of the board of trustees of the New Jersey Symphony Orchestra. The Board believes Dr. Hofstaetter’s expertise with numerous technology transactions developed through his roles as a senior executive responsible for corporate development and his significant operating and management knowledge of large, global pharmaceutical companies, qualifies Dr. Hofstaetter to serve as a director.

     Robert J. Spiegel, M.D., FACP, has served as a director of the Company since May 2010. He is also a director of Capstone Therapeutics Corp., a biotechnology company developing treatments for dermal scar reduction, pulmonary and cardiovascular disease, other privately-held biotechnology companies and Cancer Care of New Jersey. He served as a director for the Cancer Institute of New Jersey from 1999 to 2009. After 26 years with the Schering-Plough Corporation (now Merck & Co.), a global healthcare company developing prescription medicines, vaccines, biologic therapies, and consumer care and animal health products, Dr. Spiegel retired in 2009 as Chief Medical Officer and Senior Vice President of the Schering-Plough Research Institute, the pharmaceutical research arm of the Schering-Plough Corporation. He initially joined Schering-Plough as Director of clinical research for oncology and rose to hold various positions including senior director of clinical research for oncology and anti-infectives, Vice President of clinical research and Senior Vice President of worldwide clinical research. During his tenure at Schering-Plough, Dr. Spiegel lead the oncology development team for over 10 years where he took several antibiotics, anti-fungals and anti-virals through successful registration worldwide, including anti-HIV indications. As Vice President and Senior Vice President of worldwide clinical research, Dr. Spiegel managed Phase 1 to Phase 3 clinical development in all therapy areas, including allergy, respiratory, cardiovascular, immunology, dermatology, oncology and infection diseases. As Chief Medical Officer, Dr. Spiegel was involved with over 30 New Drug Applications, participated in multiple due diligence reviews and in-licensing decisions, re-engineered pharmacovigilence and risk management areas and built a quality system for all research operations. From 1981 to 1999, Dr. Spiegel held academic positions at the National Cancer Institute and New York University Cancer Center. Following a residency in internal medicine, he completed a fellowship in medical oncology at the National Cancer Institute. Dr. Spiegel holds an M.D. from the University of Pennsylvania and a B.A. from Yale University. He currently is a Fellow on the faculty of the University of Pennsylvania Center for Bioethics. The Board believes Dr. Spiegel’s extensive medical experience developing oncology products, his deep understanding of pharmaceutical research and development and broad expertise in gaining regulatory approval for drug candidates, enhances the Board’s ability to critically assess the progress and potential of the Company’s programs, qualifying Dr. Spiegel to serve as a director.

Class II Directors (Term Expiring at the 2013 Annual Meeting)

Name	Age	Principal Occupation
Edward V. Fritzky	60	Former Chairman, Chief Executive Officer and President,
		Immunex Corporation
Hoyoung Huh, M.D., Ph.D.	41	Executive Chairman; Chairman, BiPar Sciences, Inc.
Thomas D. Kiley, Esq.	67	Attorney-at-law

     Edward V. Fritzky has served as a director of the Company since July 1998. From July 2002 to May 2005, he served as a director and advisor to Amgen Corporation, a U.S. pharmaceutical company, where he established a leading research center in Seattle. From January 1994 to July 2002, he served as Chief Executive Officer and Chairman of Immunex Corporation, a biopharmaceutical company that developed, manufactured, and marketed therapeutic products for the treatment of cancer, infectious diseases, and autoimmune disorders, during which time he managed the company’s growth to over $15 billion in market value and completed its acquisition by Amgen in 2002. Since 2004, Mr. Fritzky has been a director of Jacobs Engineering Group, Inc., a professional technical services firm providing scientific and specialty consulting services supporting industrial, commercial and government clients. From 1998 to 2009, Mr. Fritzky was a director of Sonosite, Inc., a leading company of hand-carried ultrasound equipment. From 1992 to 1994, Mr. Fritzky served as President of Lederle Laboratories, a division of American Cyanamid, and from 1989 to 1992, as Vice President of Lederle Laboratories. While at Lederle Laboratories, Mr. Fritzky oversaw the launch of six new products. Prior to joining Lederle Laboratories, Mr. Fritzky was an executive of Searle Pharmaceuticals, Inc., a subsidiary of the Monsanto Company that manufactures, develops and markets health care products and pharmaceuticals. During his tenure at Searle, Mr. Fritzky was Vice President of Marketing in the United States and later President and General Manager of Searle Canada, Inc. and Lorex Pharmaceuticals, a joint venture between G.D. Searle & Company, a U.S. pharmaceutical company and Synthelabo, a French pharmaceutical company, to market existing and new Synthelabo products in the United States. Mr. Fritzky served as a Trustee of the Fred Hutchinson Cancer Center from July 2001 to June 2007. Mr. Fritzky holds a B.A. from Duquesne University and is a graduate of the Advanced Executive Program, J.L. Kellogg Graduate School of Management at Northwestern University. The Board believes Mr. Fritzky’s management and operational experience as Chairman and Chief Executive Officer of Immunex Corporation and as President of other biopharmaceutical companies, his knowledge of therapeutic product launches and the substantial understanding of the Company and its operations he has gained during his 13 years as a director of the Company, qualifies Mr. Fritzky to serve as a director.

     Hoyoung Huh, M.D., Ph.D., has served as Executive Chairman since February 2011 and a director of the Company since May 2010. He is Chairman of the board of directors of BiPar Sciences, Inc., a wholly-owned subsidiary and west coast innovation center for sanofi-aventis corporation, a global pharmaceutical company developing treatments in cardiology, oncology, central nervous system disorders, metabolic diseases, ophthalmology and vaccines, since the April 2009 merger, and serves on the boards of directors of several privately-held companies. Dr. Huh served on the board of directors of Facet Biotech (now a wholly-owned subsidiary of Abbott, a global, broad-based health care company devoted to the discovery, development, manufacture and marketing of pharmaceuticals and medical products, including nutritionals, devices and diagnostics) from September 2009 to April 2010 and was President and Chief Executive Officer of BiPar Sciences from February 2008 to December 2009. From February 2008 to May 2009, he was a member of the board of directors at Nektar Therapeutics, a clinical-stage biopharmaceutical company developing small molecule drugs, peptides and other biologic drug candidates as treatments for oncology, pain, anti-infectives, anti-virals and immunology. From March 2005 to February 2008, Dr. Huh held positions as Nektar’s Chief Operating Officer and Senior Vice President of Business Development and Marketing where he was responsible for the Company’s worldwide business development, marketing and manufacturing and leading Nektar’s PEGylation business. Dr. Huh was a partner at McKinsey & Company, a global management consulting firm, where he was in the biotechnology and biopharmaceutical sectors. Prior to McKinsey, he held positions as a physician and researcher at Cornell University Medical College and Sloan-Kettering Cancer Center. Dr. Huh holds an M.D. and Ph.D. in genetics and cell biology from Cornell University Medical College and Sloan-Kettering Institute, and an A.B. in biochemistry from Dartmouth College. The Board believes Dr. Huh’s management and operational experience as President and Chief Executive Officer of BiPar Sciences and Chief Operating Officer of Nektar Therapeutics, his significant expertise with implementing strategic and line management initiatives from McKinsey and his knowledge of biotechnology and pharmaceutical collaborations, qualifies Dr. Huh to serve as a director and Executive Chairman of the Company.

     Thomas D. Kiley, Esq., has served as a director of the Company since September 1992. Mr. Kiley is currently a director of Transcept Pharmaceuticals, Inc., a specialty pharmaceutical company developing therapies in the field of neuroscience, several privately-held biotechnology companies and the Hospital de la Familia Foundation. Mr. Kiley was a director of Connetics Corporation, a specialty pharmaceutical company that developed dermatology products, from 1994 to 2006 when it was acquired by Stiefel Laboratories, Inc. He has been self-employed since 1988 as an attorney, consultant and investor. From 1980 to 1988, he was an officer of Genentech, Inc., a biotechnology company using human genetic information to develop medical treatments, serving as Vice President and General Counsel, Vice President for Legal Affairs and Vice President for Corporate Development where he managed patent litigation, developed patent strategy and negotiated numerous corporate partnership deals. From 1969 to 1980, he was with Lyon & Lyon, a Los Angeles-based law firm specializing in domestic and international intellectual property law matters and was a partner at the firm from 1975 to 1980. Mr. Kiley holds a B.S. in Chemical Engineering from Pennsylvania State University and a J.D. from The George Washington University. The Board believes Mr. Kiley’s specialized knowledge of intellectual property matters for biopharmaceutical companies, his experience as a board member for other public companies and the substantial understanding of the Company and its operations he has gained during his 19 years as a director of the Company, qualifies Mr. Kiley to serve as a director.

     There are no family relationships among the executive officers or directors of the Company. There are no current legal proceedings and claims to which the executive officers, directors or the Company are a party. There are no current, nor in the past ten years have there been any, legal proceedings involving any director or executive officer related to, among others, (i) federal bankruptcy, (ii) criminal proceedings, (iii) federal or state securities laws, (iv) any judgment, decree or order enjoining a director or officer from acting as an investment advisor, broker or dealer of securities or engaging in any type of business practice, (v) proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business activity and (vi) any disciplinary sanctions or orders imposed by stock, commodities or derivatives exchange or other self-regulatory organization.

Board of Directors Leadership Structure

     One class of the Board is elected annually, and each of the directors stands for election every three years. Presently the Board is comprised of nine directors, one of whom is an executive officer, one of whom is a consultant to the Company and seven of whom have been affirmatively determined by the Board to be independent, meeting the objective requirements set forth by the SEC and Nasdaq, and having no relationship, direct or indirect, to the Company other than as stockholders or through their service on the Board.

     The role of Chairman of the Board has historically been separate from the Chief Executive Officer of the Company. The Board has determined that its structure is appropriate to fulfill its duties effectively and efficiently, so that the Company’s business receives the undivided attention of the Chief Executive Officer.

     In February 2011, the Board elected to change the leadership structure of the Company and created two new positions – an Executive Chairman and a Lead Independent Director. Dr. Huh was appointed Executive Chairman and Dr. Barkas, formerly the Chairman of the Board, was appointed Lead Independent Director.

     The Executive Chairman works actively with the President and senior management of the Company in the formulation of short and long-term strategic goals, the development of tactical business plans and implementation of those plans. The Executive Chairman will preside over Board of Director meetings and recommend, where necessary, the holding of special meetings of the Board.

     The Lead Independent Director provides active leadership on behalf of the independent directors on the Board. With the Executive Chairman and President, the Lead Independent Director will advise on Board meeting agendas and discussion priorities. Along with the Executive Chairman and President, the Lead Independent Director will provide regular communications to Board members between meetings, inviting comments, ideas and concerns from each member director. In conjunction with the Governance Committee of the Board, the Lead Independent Director will provide leadership such that the Board functions independently of management.

     The Board believes that this leadership structure is appropriate for the Company because it provides for a designated Board member, the Executive Chairman, to have regular contact with management and to act as a liaison between the Board and management. It also provides for a clear communication path for the non-management directors, as they may raise any issues or concerns that they have with the Lead Independent Director.

Board’s Role in Risk Oversight

     Geron is subject to a variety of risks, which generally include any undesired event, circumstance or outcome that could affect Geron’s ability to achieve its objectives or adversely impact Geron’s business, operations or financial condition. Some risks can be readily perceived and even quantified, while others are unexpected or unforeseeable. Risks can be external, such as those arising from the macroeconomic or industry environment, government policies or regulations, competitors’ activities or natural disasters. Alternatively, risks can arise as a result of the Company’s business or financial activities.

     The Board and Geron’s management team work together to manage the Company’s risks. It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board has an active role, as a whole, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. In addition, each of our Board committees considers the risks within its areas of responsibilities. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s employment policies, executive compensation plans and arrangements. In connection with the structuring of the compensation elements for executive officers, the Compensation Committee also considered whether such programs, individually or in the aggregate, encourage executives to take unnecessary or excessive risks, and has concluded that the compensation elements and executive compensation program do not encourage such risk taking. The Audit Committee oversees management of financial risks. In addition to fulfilling its responsibilities for the oversight of the Company’s financial reporting processes and annual audit of the Company’s financial statements, the Audit Committee also reviews with the independent auditors and management the adequacy and effectiveness of the Company’s policies and procedures to assess, monitor and manage business risk and the Company’s legal and ethical compliance program. The Audit Committee also should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The Nominating Committee manages risks associated with the independence of the Board and potential conflicts of interest, and risks relating to management and Board succession planning. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Board Committees and Meetings

     During the fiscal year ended December 31, 2010, the Board held eight meetings and acted by written consent on two occasions. The Board has an Audit Committee, a Compensation Committee, a Stock Option Committee and a Nominating Committee. During the fiscal year ended December 31, 2010, each of the incumbent directors attended at least 85% of the meetings of the Board and the committees on which the director served.

     Audit Committee. The Audit Committee acts pursuant to a written charter adopted by the Board. The Audit Committee, which is comprised of Ms. Eastham and Messrs. Fritzky and Kiley, met eight times in 2010 and acted by written consent on one occasion. All of the members of the Audit Committee are “independent,” as that term is defined by Nasdaq Rule 5605(a)(2). The Board has determined that all of the members of the Audit Committee are financially literate and that at least one member of the Audit Committee, Ms. Eastham, has accounting and financial management expertise that qualifies her as an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Audit Committee’s responsibilities include: (i) recommending the selection of the Company’s independent registered public accounting firm to the Board and pre-approval of any fees paid to such firm, (ii) consulting with the independent auditors with regard to the plan and scope of the audit, (iii) reviewing, in consultation with the independent auditors, their report of the audit or proposed report of the audit, and the accompanying management letter, if any, and (iv) consulting with the independent auditors and management with regard to the adequacy of the Company’s internal controls. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Global Select Market. A copy of the Audit Committee Charter is available on the Internet at http://www.geron.com. See more information about the Audit Committee in the Audit Committee report on page 30.

     Compensation Committee. The Compensation Committee, which is currently comprised of Drs. Barkas and Hofstaetter, met three times in 2010 and acted by written consent on one occasion. Mr. Patrick J. Zenner also served on the Compensation Committee through May 2010 prior to retiring from the Board. Each of the members of the Compensation Committee are “independent,” as that term is defined by Nasdaq Rule 5605(a)(2). The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers the incentive compensation and benefit plans of the Company, and performs such other functions regarding compensation as the Board may delegate. In addition, the Compensation Committee has exclusive authority to administer the 2002 Equity Incentive Plan (and the proposed 2011 Incentive Award Plan). The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Global Select Market. A copy of the Compensation Committee charter is available on the Internet at http://www.geron.com. The Compensation Committee did not utilize any compensation consultants in evaluating executive compensation in 2010. For more information about the Compensation Committee and the role of our Chief Executive Officer in the determination of executive compensation see “Compensation Discussion and Analysis—Compensation Committee Role” on page 37.

     Compensation Risk Assessment. The Compensation Committee has reviewed the Company’s compensation policies and practices and has determined that such policies and practices do not present any risks that are reasonably likely to have a material adverse effect on the Company. In determining this, the Compensation Committee evaluated the Company’s compensation elements of base salary, annual incentive awards, long-term incentive awards, severance and change in control benefits and other benefits. Based upon this review, the Compensation Committee noted the following elements of the Company’s compensation practices that balance the Company’s compensation programs and mitigate the risks associated with the Company’s compensation practices.
  Performance assessment based upon a mix of individual and corporate achievement.

  Annual incentive awards determined along a range of performance with no minimum payments.

  Utilization of a combination of cash and equity awards to encourage short-term and long-term incentives.

  Absence of employment agreements or contracts that contain multi-year guarantees of salary increases, non-performance-based bonuses or equity compensation.

  Emphasis on pay equity amongst its employees in comparison to internal and external benchmarks.

  No perquisites for any employee sub-set, including executive officers.
     Stock Option Committee. The Stock Option Committee was formed in December 1996 in order to provide timely option grants to employees and consultants (other than executive officers and directors of the Company) and currently consists of one member, Mr. Greenwood. In 2010, Dr. Okarma was the sole member of the Stock Option Committee. The Stock Option Committee has limited authority to administer the Company’s 2002 Equity Incentive Plan (and the proposed 2011 Incentive Award Plan) concurrently with the Compensation Committee. The Stock Option Committee has the authority to grant options for up to 50,000 shares of Common Stock only to employees (other than executive officers and directors of the Company) and consultants in accordance with procedures approved by the Board. The Stock Option Committee acted by written consent on nine occasions during fiscal 2010.

     Nominating Committee. The Nominating Committee was formed in February 2001 in order to make recommendations to the Board for candidates to be nominated for election or re-election as a director by the stockholders or by the Board. The members of the Nominating Committee are Dr. Barkas and Mr. Fritzky. Both members of the Nominating Committee are “independent” as defined in Nasdaq Rule 5605(a)(2). The Nominating Committee did not meet during fiscal 2010. The Nominating Committee will consider nominees for director nominated by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees in accordance with the Company’s Bylaws. The Nominating Committee will investigate, evaluate and interview, as appropriate, a director candidate with regard to his or her individual characteristics as well as how those characteristics fit with the needs of the Board as a whole. The Nominating Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Global Select Market. A copy of the Nominating Committee charter is available on the Internet at http://www.geron.com. Specific qualifications and the process for identification and recommendation of director candidates are provided in more detail on page 58.

Compensation of Directors

Fees

     In 2010, all non-employee directors received the following cash compensation:

(i)	Twenty Thousand Dollars ($20,000) per year, plus an additional Ten Thousand Dollars ($10,000) for service as Chairman of the Board or Chairperson of the Audit Committee and an additional Five Thousand Dollars ($5,000) for service as Chair of the Compensation Committee or the Nominating Committee of the Board; plus

(ii)	One Thousand Five Hundred Dollars ($1,500) for each regular or special Board meeting attended by such director in person, and Seven Hundred Fifty Dollars ($750) for each regular or special Board meeting attended by such director by telephone or videoconference; plus

(iii)	For members of the Audit Committee, Nominating Committee and the Compensation Committee of the Board, Seven Hundred Fifty Dollars ($750) for each meeting of either such committee attended by such director in person, and Two Hundred Fifty Dollars ($250) for each meeting of either such committee attended by such director by telephone or videoconference; plus

(iv)	Reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the Board.

     The annual director compensation under (i) above shall be payable on the date of the annual meeting of stockholders with respect to the preceding twelve-month period (or a pro rata portion of such amount if such director served for less than a full year), in cash or, at each director’s election, in fully vested shares of Common Stock granted under the 2006 Directors’ Stock Option Plan (the 2006 Directors Plan) based on the closing price of our common stock on Nasdaq on the date of annual meeting. The per-meeting compensation under (ii) and (iii)

above shall be payable in cash within ten business days after each meeting. In addition to cash compensation, non-employee directors also receive automatic equity grants pursuant to the 2006 Directors Plan, as described below. In July 2010, each director, except for Dr. Barkas, received performance-based restricted stock awards (PSAs) covering 45,000 shares in the aggregate that vest during a three-year performance period based on our achievement of each of the following objectives:
  An award of 9,000 PSAs with vesting based on a clinical development milestone related to Phase 2 clinical trial data for the imetelstat program;

  An award of 9,000 PSAs with vesting based on a clinical development milestone related to Phase 1 clinical trial data for the GRNOPC1 program;

  An award of 9,000 PSAs with vesting based on completion of a specific strategic initiative related to the Company’s cell therapy programs; and

  An award of 18,000 PSAs with vesting based on attainment of a market price threshold of our Common Stock within 24 months and a higher market price threshold of our Common Stock within 36 months.
For Dr. Barkas, the awards were for 13,500 shares for each of the first three milestones noted above and 27,000 shares for the last market-based award.

     The following table provides compensation information for the year ended December 31, 2010 for each non-employee member of the Board.

	Fees
	Earned
	or Paid in	Stock	Option
	Cash	Awards	Awards	Total
Director	($)	($)(1)	($)(1)	($)
Barkas, Alexander	$51,000 (2)	$146,585	$100,594	$298,179
Eastham, Karin	$40,750	$93,315	$43,112	$177,177
Fritzky, Edward	$30,750 (2)	$86,703	$50,297	$167,750
Hofstaetter, Thomas	$10,333 (2)	$58,602	$157,156	$226,091
Homcy, Charles(3)	$29,750	$80,090	$28,741	$138,581
Huh, Hoyoung	$3,750	$53,640	$129,335	$186,725
Kiley, Thomas	$30,500 (2)	$83,396	$46,704	$160,600
Spiegel, Robert	$4,500	$53,640	$129,335	$187,475
Zenner, Patrick(4)	$25,500	$29,756	$32,334	$87,590
____________________

(1)	Amounts represent the aggregate grant date fair value of stock awards and option awards granted during the fiscal year ended December 31, 2010. For additional information, refer to Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 regarding assumptions underlying the valuation of equity awards and the calculation method.

Amounts shown under the “Stock Awards” column excludes the grant date fair value for 40,500 performance-based restricted stock awards granted in 2010 for Dr. Barkas and 27,000 for the other board members, except Mr. Zenner, that vest upon attainment of certain performance-based conditions based upon the outcome probability of the performance conditions, which is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. The grant date fair value of the restricted stock awards with performance-related or market-related conditions determined in accordance with FASB ASC Topic 718 based upon achieving the maximum level of performance under the respective performance or market conditions is $282,150 for Dr. Barkas and $188,100 for the other board members, except Mr. Zenner. Refer to the supplemental table on page 18 for information as to each non-employee director’s unvested stock award holdings and vested and unvested stock option holdings at December 31, 2010.

(2)	Annual director compensation paid in stock in lieu of cash. See table below for stock grant information.

(3)	On March 9, 2011, Dr. Homcy notified the Company of his decision to retire as a member of the Board effective as of May 11, 2011, the date of the Annual Meeting.

(4)	Mr. Zenner retired from the Board in May 2010.

New Leadership Structure

     In February 2011, the Board implemented a new leadership structure for the Company by appointing (i) David L. Greenwood as President, Interim Chief Executive Officer, Chief Financial Officer, and a member of the Board, (ii) Hoyoung Huh, M.D., Ph.D., as Executive Chairman of the Board and (iii) Alexander E. Barkas, Ph.D., as Lead Independent Director of the Board. In conjunction with the management transition, Thomas B. Okarma, Ph.D., M.D., left the Company as President and Chief Executive Officer and as a member of the Board, effective February 8, 2011, but remains a consultant to the Company.

     In connection with his appointment as Executive Chairman of the Board, Dr. Huh will be entitled to an annual retainer of $250,000 and he may receive an additional performance-based fee following the end of the year of up to 60% of his annual retainer, which will be determined by the Board or the Compensation Committee and is predicated on individual and overall corporate performance during the year based on criteria established by the Board or Compensation Committee. In addition, the Board granted to Dr. Huh a restricted stock award for 37,500 shares of the Company’s common stock that vests in a series of four equal consecutive annual installments, commencing on the date of his appointment to Executive Chairman, provided he continues to provide services to the Company and an option to purchase 75,000 shares of the Company’s common stock which will become exercisable in a series of 48 equal consecutive monthly installments, commencing on his appointment to Executive Chairman, with an exercise price of $5.00 per share, provided he continues to provide services to the Company. The compensation described above will be provided to Dr. Huh in lieu of the equity and cash compensation to which Dr. Huh is otherwise entitled as a non-employee director pursuant to the Company’s non-employee director compensation plan.

     In connection with his appointment as Lead Independent Director of the Board, Dr. Barkas will receive annual cash compensation of $40,000 for service as Lead Independent Director of the Board. In addition, the Board granted to Dr. Barkas, a restricted stock award for 18,750 shares of the Company’s common stock that vests annually in a series of four equal consecutive annual installments, commencing on the date of his appointment to Lead Independent Director, provided he continues to provide services to the Company and an option to purchase 37,500 shares of the Company’s common stock which will become exercisable in a series of 48 equal consecutive monthly installments, commencing on his appointment to Lead Independent Director, provided he continues to provide services to the Company. Dr. Barkas will remain eligible to receive equity and cash compensation to which other non-employee directors are entitled pursuant to the Company’s non-employee director compensation plan.

     In March 2011, the Board increased the annual cash compensation for (i) the Chairperson of the Audit Committee from $10,000 to $15,000, (ii) the Chairperson of the Compensation Committee from $5,000 to $7,500 and (iii) the Chairperson of the Nominating Committee from $5,000 to $7,500.

     In connection with his appointment as President, Interim Chief Executive Officer and Chief Financial Officer of the Company, Mr. Greenwood’s annual salary was increased to $500,000 and he may receive a discretionary bonus at the end of the year up to 60% of his annual salary, which will be determined by the Board or the Compensation Committee and is predicated on individual and overall corporate performance during the year based on criteria established by the Board or Compensation Committee. In addition, the Board granted to Mr. Greenwood a restricted stock award for 75,000 shares of the Company’s common stock that vests in a series four equal consecutive annual installments, commencing on the date of his appointment, provided he continues to provide services to the Company and an option to purchase 150,000 shares of the Company’s common stock which becomes exercisable in a series of 48 equal consecutive monthly installments, commencing on the date of his appointment, with an exercise price of $5.00 per share, provided he continues to provide services to the Company.

2006 Directors’ Stock Option Plan

Terms of Awards

     As of December 31, 2010, the 2006 Directors Plan provides for the automatic grant of the following types of equity awards.

     First Option. Each person who becomes a non-employee director, whether by election of the stockholders of the Company or by appointment by the Board to fill a vacancy, will automatically be granted an option to purchase 45,000 shares of Common Stock on the date such person first becomes a non-employee director (the First Option).

     Subsequent Awards. Each non-employee director (other than the Chairman of the Board and any director receiving a First Option on the date of the annual meeting) will automatically be granted a subsequent option on the date of the Annual Meeting of Stockholders in each year during such director’s service on the Board (a Subsequent Option) to purchase 10,000 shares of Common Stock and a restricted stock award (a Subsequent Stock Award) of 5,000 shares of Common Stock. In the case of the Chairman of the Board, the Subsequent Option will be for 20,000 shares of Common Stock and the Subsequent Stock Award shall be for 10,000 shares of Common Stock.

     Committee Chair Service Awards. On the date of each Annual Meeting of Stockholders, the Chairman of the Audit Committee receives an option to purchase 5,000 shares of Common Stock (a Committee Chair Service Option), and a restricted stock award (a Committee Chair Service Stock Award) of 2,500 shares of Common Stock. The Committee Chair Service Option for the Compensation Committee Chairman and the Nominating Committee Chairman shall be for 2,500 shares of Common Stock and the Committee Chair Service Stock Award shall be for 1,250 shares of Common Stock.

     Committee Service Awards. Upon each non-employee director’s appointment to the Audit Committee, Compensation Committee or Nominating Committee of the Board, the director will receive an option to purchase 2,500 shares of Common Stock (a First Committee Service Option). Thereafter, an option to purchase 1,250 shares of Common Stock (a Subsequent Committee Service Option) and a restricted stock award of 625 shares of Common Stock (a Subsequent Committee Service Stock Award) shall be granted to each non-employee director on the date of each Annual Meeting during the director’s service on such committee, other than the Chairman of such committee. There is currently no stock option grant or restricted stock award contemplated for participation on other committees.

     The 2006 Directors Plan provides that each First Option vests annually over three years upon each anniversary date of appointment to the Board. Each Subsequent Option, Committee Chair Service Option, First Committee Service Option and Subsequent Committee Service Option is fully vested on the date of grant. Each Subsequent Stock Award, Committee Chair Service Stock Award and Subsequent Committee Service Stock Award vests annually in four equal installments over four years commencing on the date of grant and no payment shall be required from the non-employee director in order to receive the award.

     Exercise Price and Term of Options. The exercise price of all stock options granted under the 2006 Directors Plan is equal to the fair market value of a share of the Company’s Common Stock on the date of grant of the option.

     Restricted Stock and Restricted Stock Units. In addition to the automatic grant of restricted stock awards described above, the 2006 Directors Plan, as amended, also permits the discretionary grant of restricted stock and restricted stock units.

     In March 2011, the Board amended the 2006 Directors Plan to (i) increase the First Option from 45,000 shares to 60,000 shares and (ii) address the new roles for Lead Independent Director and Executive Chairman.

Effect of Certain Corporate Events

     In the event of the dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, the merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, each non-employee director shall have a reasonable time within which to exercise the option, including any part of the option that would not otherwise be exercisable, prior to the effectiveness of such dissolution, liquidation, sale, merger or reorganization, at the end of which time the option shall terminate, or shall receive a substitute option with comparable terms, as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such dissolution, liquidation, sale, merger, consolidation or reorganization. In such an event, any unvested restricted stock awards shall immediately vest unless an award with comparable terms, as to an equivalent number of shares of stock of the corporation succeeding the Company or acquiring its business by reason of such dissolution, liquidation, sale, merger, consolidation or reorganization is substituted. In addition, except as otherwise provided in an award agreement, unvested shares subject to awards of restricted stock and restricted stock units will become fully vested immediately prior to the date of such dissolution, liquidation, sale, merger, consolidation or reorganization.

     The following table sets forth the following information with respect to non-employee directors (nine persons) for the fiscal year ended December 31, 2010: (i) stock options granted under the 2006 Directors Plan; (ii) stock awards granted under the 2006 Directors Plan; and (iii) the grant date fair value of stock options and stock awards granted. As discussed below, the executive officers and employees of the Company are not eligible for grants under the 2006 Directors Plan. In May 2010, additional options were granted to certain directors in recognition of options that expired unexercised during the year. Also in May 2010, the vesting of certain outstanding restricted stock awards and the exercise periods of certain outstanding stock options held by Patrick Zenner were modified in connection with his retirement from the Board. In July 2010, stock awards with vesting based on achievement of certain performance milestones were granted to directors from the 2002 Equity Incentive Plan.

			Option
			Awards	Stock Awards	Grant Date Fair Value of Option
			Granted	Granted	and Stock Awards Granted
	Grant		During 2010	During 2010	During 2010
Director	Date		(#)	(#)	($)(1)
Barkas, Alexander	5/19/10	(2)	25,000	—	$71,853
	5/19/10	(6)	10,000	—	$28,741
	5/19/10	(5)	—	7,561	$40,000
	5/19/10	(4)	—	12,500	$66,125
	7/9/10	(9)	—	13,500	$67,230
	7/9/10	(10)	—	13,500	$67,230
	7/9/10	(11)	—	13,500	$67,230
	7/9/10	(12)	—	27,000	$80,460
Eastham, Karin	5/19/10	(2)	15,000	—	$43,112
	5/19/10	(4)	—	7,500	$39,675
	7/9/10	(9)	—	9,000	$44,820
	7/9/10	(10)	—	9,000	$44,820
	7/9/10	(11)	—	9,000	$44,820
	7/9/10	(12)	—	18,000	$53,640
Fritzky, Edward	5/19/10	(2)	12,500	—	$35,926
	5/19/10	(7)	5,000	—	$14,371
	5/19/10	(5)	—	3,781	$20,000
	5/19/10	(4)	—	6,250	$33,063
	7/9/10	(9)	—	9,000	$44,820
	7/9/10	(10)	—	9,000	$44,820
	7/9/10	(11)	—	9,000	$44,820
	7/9/10	(12)	—	18,000	$53,640

			Option
			Awards	Stock Awards	Grant Date Fair Value of Option
			Granted	Granted	and Stock Awards Granted
	Grant		During 2010	During 2010	During 2010
Director	Date		(#)	(#)	($)(1)
Hofstaetter, Thomas	3/25/10	(3)	45,000	—	$143,779
	3/25/10	(2)	2,500	—	$7,988
	5/19/10	(2)	1,875	—	$5,389
	5/19/10	(5)	—	630	$3,333
	5/19/10	(4)	—	938	$4,962
	7/9/10	(9)	—	9,000	$44,820
	7/9/10	(10)	—	9,000	$44,820
	7/9/10	(11)	—	9,000	$44,820
	7/9/10	(12)	—	18,000	$53,640
Homcy, Charles	5/19/10	(2)	10,000	—	$28,741
	5/19/10	(4)	—	5,000	$26,450
	7/9/10	(9)	—	9,000	$44,820
	7/9/10	(10)	—	9,000	$44,820
	7/9/10	(11)	—	9,000	$44,820
	7/9/10	(12)	—	18,000	$53,640
Huh, Hoyoung	5/19/10	(3)	45,000	—	$129,335
	7/9/10	(9)	—	9,000	$44,820
	7/9/10	(10)	—	9,000	$44,820
	7/9/10	(11)	—	9,000	$44,820
	7/9/10	(12)	—	18,000	$53,640
Kiley, Thomas	5/19/10	(2)	11,250	—	$32,334
	5/19/10	(8)	5,000	—	$14,370
	5/19/10	(5)	—	3,781	$20,000
	5/19/10	(4)	—	5,625	$29,756
	7/9/10	(9)	—	9,000	$44,820
	7/9/10	(10)	—	9,000	$44,820
	7/9/10	(11)	—	9,000	$44,820
	7/9/10	(12)	—	18,000	$53,640
Spiegel, Robert	5/19/10	(3)	45,000	—	$129,335
	7/9/10	(9)	—	9,000	$44,820
	7/9/10	(10)	—	9,000	$44,820
	7/9/10	(11)	—	9,000	$44,820
	7/9/10	(12)	—	18,000	$53,640
Zenner, Patrick	5/19/10	(2)	11,250	—	$32,334
	5/19/10	(4)	—	5,625	$29,756
____________________

(1)	Amounts represent the grant date fair value of stock options and stock awards calculated using the Black Scholes option-pricing model. For additional information, refer to Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 regarding assumptions underlying the valuation of equity awards and the calculation method.

(2)	Stock options were fully vested upon grant.

(3)	Stock option vests in three equal consecutive annual installments from the date of grant, provided the director continues to provide services to the Company.

(4)	Restricted stock awards vest in four equal consecutive annual installments from the date of grant, provided the director continues to provide services to the Company.

(5)	Stock awards represent payment of annual director compensation in lieu of cash as of May 19, 2010 at $5.29 per share. Awards were fully vested upon grant.

(6)	Stock options are exercisable in a series of 24 equal consecutive monthly installments commencing on March 18, 2010, provided the director continues to provide services to the Company.

(7)	Stock options are exercisable in a series of 24 equal consecutive monthly installments commencing on July 11, 2010, provided the director continues to provide services to the Company.

(8)	Stock options are exercisable in a series of 24 equal consecutive monthly installments commencing on September 12, 2010, provided the director continues to provide services to the Company.

(9)	Restricted stock awards vest in full upon achievement of a clinical development milestone related to Phase 2 clinical trial data for the imetelstat program during a three-year performance period.

(10)	Restricted stock awards vest in full upon achievement of a clinical development milestone related to Phase 1 clinical trial data for the GRNOPC1 program during a three-year performance period.

(11)	Restricted stock awards vest in full upon completion of a specific strategic initiative related to the Company’s cell therapy programs during a three-year performance period.

(12)	Restricted stock awards vest upon attainment of a market price threshold of our Common Stock within 24 months and a higher market price threshold of our Common Stock within 36 months.

     The following table sets forth stock options and stock awards outstanding for each non-employee director as of December 31, 2010.

	Option Awards Outstanding		Stock Awards Outstanding as of
	as of December 31, 2010		December 31, 2010
Director	Exercisable (#)	Unexercisable (#)	Unvested (#)
Barkas, Alexander	406,042	31,458	113,750
Eastham, Karin	47,350	30,150	58,125
Fritzky, Edward	208,334	5,416	75,467
Hofstaetter, Thomas	4,375	45,000	45,938
Homcy, Charles	105,000	—	72,500
Huh, Hoyoung	—	45,000	45,000
Kiley, Thomas	141,250	6,250	74,061
Spiegel, Robert	—	45,000	45,000
Zenner, Patrick	205,000	—	—

PROPOSAL 2

APPROVAL OF THE 2011 INCENTIVE AWARD PLAN

     The Board is asking stockholders to approve the Geron Corporation 2011 Incentive Award Plan (2011 Plan) at this Annual Meeting. On March 9, 2011, the Board unanimously adopted the 2011 Plan, subject to stockholder approval, for employees and other service providers of the Company. If the 2011 Plan is approved by our stockholders, the 2011 Plan will replace our Amended and Restated 2002 Equity Incentive Plan (2002 Plan), which is expiring in February 2012, and we will not make any further grants of awards under the 2002 Plan.

Purpose

     The purpose of the 2011 Plan is to enhance the value of the Company and promote our success by linking the individual interests of our employees, directors and consultants to the interests of our stockholders and by providing our employees, directors and consultants with an incentive to generate superior returns to our stockholders. The 2011 Plan is also intended to provide the Company with flexibility in its ability to motivate, attract, and retain the services of employees, directors and consultants upon whose judgment, interest, and performance our success is largely dependent.

     Our Board believes that it is desirable for, and in the best interests of, the Company to adopt the 2011 Plan and recommends that our stockholders vote in favor of the adoption of the 2011 Plan. The 2011 Plan includes the following key features:
  No Repricing or Replacement of Options or Stock Appreciation Rights. The 2011 Plan prohibits, without stockholder approval: (i) the amendment of options or stock appreciation rights (SARs) to reduce the exercise price; and (ii) the replacement of an option or SAR with cash or any other award when the price per share of the option or SAR exceeds the fair market value of the underlying shares.

  No In-the-Money Option or SAR Grants. The 2011 Plan prohibits the grant of options or SARs with an exercise or base price less than the fair market value of our common stock, generally the closing price of our common stock, on the date of grant.

  Section 162(m) Qualification. The 2011 Plan is designed to allow awards made under the 2011 Plan, including incentive bonuses, to qualify as performance-based compensation under section 162(m) of the Code.

  Independent Administration. The Compensation Committee of the Board, which consists of only independent directors, will administer the 2011 Plan if it is approved by stockholders.
Description of the 2011 Plan

     A description of the principal features of the 2011 Plan is set forth below and is qualified in its entirety by the terms of the 2011 Plan which is attached to this Proxy Statement as Appendix A.

Eligibility; Administration

     Employees, directors and consultants of the Company or any of its affiliates will be eligible to receive awards under the 2011 Plan. As of March 1, 2011, approximately 190 employees, officers, consultants and directors are eligible to receive equity awards under the 2011 Plan, of which seven were executive officers, eight were non-employee directors and two were consultants. The closing price of our common stock on March 1, 2011 was $4.83.

     The 2011 Plan will be administered by our Compensation Committee, which may delegate its duties and responsibilities to subcommittees of our directors and/or officers, subject to certain limitations that may be imposed under applicable law or regulation, including Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), Section 16 of the Exchange Act and/or stock exchange rules, as applicable. The plan administrator will have the authority to grant and set the terms of all awards under, make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2011 Plan, subject to its express terms and conditions.

Limitation on Awards and Shares Available

     The maximum number of shares of our common stock for which grants may be made under the 2011 Plan is equal to the sum of (x) 12,000,000 shares ; (y) the number of shares available for grant under the 2002 Plan as of May 10, 2011; and (z) the number of shares that are subject to equity awards granted under the 1992 Stock Option Plan, the 1996 Directors’ Stock Option Plan and the 2002 Plan (the Prior Plans) which are outstanding as of May 10, 2011 which, on or after such date, are forfeited or otherwise terminate or expire for any reason without the issuance of shares. However, the number of shares authorized for grant as incentive stock options shall be no more than 33,603,655 shares.

     Shares of our common stock which will be available for issuance under awards granted pursuant to the 2011 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

     The following types of shares will be added back to the available share limit under the 2011 Plan: (i) shares subject to awards that are forfeited, expire or are settled for cash, and (ii) shares repurchased by the Company at the same price paid by a participant pursuant to the Company’s repurchase right with respect to restricted stock awards. However, the following types of shares will not be added back to the available share limit under the 2011 Plan: (A) shares tendered by a participant or withheld by the Company in payment of the exercise price of an option; (B) shares withheld to satisfy any tax withholding obligation with respect to an award; (C) shares subject to an SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof; and (D) shares purchased on the open market with the cash proceeds from the exercise of options.

     Awards granted under the 2011 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which the Company enters into a merger or similar corporate transaction will not reduce the shares authorized for grant under the 2011 Plan. The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the 2011 Plan during any calendar year is 2,000,000 shares, and the maximum amount that may be paid in cash with respect to one or more performance awards pursuant to the 2011 Plan to any one participant during any calendar year is $10,000,000.

Awards

     The 2011 Plan provides for the grant of stock options, including incentive stock options (ISOs) and nonqualified stock options (NSOs), restricted stock, restricted stock units (RSUs), performance awards, dividend equivalent rights, stock payments, deferred stock, deferred stock units, SARs and cash awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2011 Plan. Certain awards under the 2011 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms. Awards other than cash awards will generally be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.
  Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other Code requirements are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (110% in the case of ISOs granted to certain significant shareholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant shareholders). Vesting conditions determined by the plan administrator may apply to stock options, may include continued service, performance and/or other conditions.

  Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of an SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of an SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs, and may include continued service, performance and/or other conditions.
  Restricted Stock; Deferred Stock; RSUs; Performance Awards. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. For shares of restricted stock with performance-based vesting, dividends which are paid prior to vesting will only be paid to the extent that the performance-based vesting conditions are subsequently satisfied and the shares vest. Deferred stock and RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying these awards may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Performance awards are contractual rights to receive a range of shares of our common stock, cash, or a combination of cash and shares, in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to restricted stock, deferred stock, RSUs and performance shares may be based on continuing service with us or our affiliates, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

  Stock Payments. Stock payments are awards of fully vested shares of our common stock that may, but need not be, made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

  Dividend Equivalent Rights. Dividend equivalent rights represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents with respect to an award with performance-based vesting that are based on dividends paid prior to the vesting of such award will only be paid to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests.
Performance Awards

     All awards may be granted as performance awards (in addition to those identified above as performance awards), meaning that any such award will be subject to vesting and/or payment based on the attainment of specified performance goals. The plan administrator will determine whether performance awards are intended to constitute “qualified performance-based compensation” (QPBC) within the meaning of Section 162(m) of the Code, in which case the applicable performance criteria will be selected from the list below in accordance with the requirements of Section 162(m) of the Code.

     Section 162(m) of the Code imposes a $1,000,000 cap on the compensation deduction that we may take in respect of compensation paid to our “covered employees” (which should include our chief executive officer and our next three most highly compensated employees other than our chief financial officer), but excludes from the calculation of amounts subject to this limitation any amounts that constitute QPBC. In order to constitute QPBC under Section 162(m) of the Code, in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by our Compensation Committee during the first ninety days of the relevant performance period and linked to stockholder-approved performance criteria.

     For purposes of the 2011 Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC, and may be used in setting performance goals applicable to other performance awards: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv)

funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share; (xx) regulatory body approval for commercialization of a product; (xxi) positive results from clinical trials; (xxii) initiation of registration clinical trials; (xxiii) implementation or completion of critical projects; (xxiv) closing of significant financing; (xxv) execution or completion of strategic initiatives; (xxvi) market share; (xxvii) economic value; (xxviii) cash flow return on capital and (xxix) return on net assets, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The 2011 Plan also permits the plan administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for QPBC awards.

Certain Transactions

     The plan administrator has broad discretion to equitably adjust the provisions of the 2011 Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2011 Plan and outstanding awards. In the event of a change in control of the Company (as defined in the 2011 Plan), the surviving entity must assume outstanding awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity refuses to assume or substitute for outstanding awards, then the plan administrator may cause all awards to vest in full immediately prior to the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Foreign Participants; Transferability; Participant Payments

     The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2011 Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2011 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Forfeiture and Claw-Back Provisions

     The plan administrator will have the authority to provide or require a holder to agree by separate written or electronic instrument that any proceeds or other economic benefit received by the holder upon any receipt or exercise of an award or upon receipt or resale of shares underlying such award must be paid to the Company and awards will terminate and any unexercised portion of the award will be forfeited if the holder engages in competitive activities with the Company or which is harmful to the interests of the Company or the holder’s employment is terminated for cause. Further, the plan administrator will have the authority to provide or require a holder to agree by separate written or electronic instrument that all awards will be subject to a claw-back policy that the Company implements.

Plan Amendment and Termination

     The Board may amend or terminate the 2011 Plan at any time; however, except in connection with certain changes in capital structure, stockholder approval will be required for any amendment that increases the number of shares available under the 2011 Plan or “reprices” any stock option or SAR (including any grant of cash or another award in respect of any stock option or SAR when the option or SAR price per share exceeds the fair market value of the underlying shares). No award may be granted pursuant to the 2011 Plan after the tenth anniversary of the date the stockholders adopt the 2011 Plan.

Federal Income Tax Consequences

     The following is a general summary under current law of the material federal income tax consequences to participants in the 2011 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes, are not discussed.

     Incentive Stock Options. The grant of an ISO will not be a taxable event for the grantee or result in a business expense deduction for us. A grantee will not recognize taxable income upon exercise of an ISO (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an ISO will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an ISO, except as discussed below.

     For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months prior to the date of exercise of the option.

     If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be a capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Code and to certain reporting requirements.

     Nonqualified Options. The grant of a NSO will not be a taxable event for the grantee or result in a compensation expense deduction for us. Upon exercising a NSO, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a NSO, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

     If we comply with applicable reporting requirements and, subject to the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     Restricted Stock. A grantee who is awarded shares of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions requiring the restricted stock to be nontransferable and subject to a substantial risk of forfeiture. However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award, less the purchase price, if any, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse, less the purchase price, if any, will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If we comply with applicable reporting requirements and, subject to the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     Restricted Stock Units. There are no immediate tax consequences of receiving an award of RSUs under the 2011 Plan. A grantee who is awarded RSUs will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the date on which shares are delivered in respect of the RSUs. If the delivery date of the shares is deferred more than a short period after vesting, employment taxes will be due in the year of vesting. If we comply with applicable reporting requirements and, subject to the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     Dividend Equivalent Awards. Grantees who receive dividend equivalent awards will be required to recognize ordinary income equal to the amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and, subject to the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of SARs under the 2011 Plan. Upon exercising an SAR, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     Performance Share Awards. Grantees who receive performance share awards generally will not realize taxable income at the time of the grant of the performance shares, and we will not be entitled to a deduction at that time. When the award is paid, whether in cash or common stock, the grantee will have ordinary income, and, if we comply with applicable reporting requirements and, subject to the restrictions of Section 162(m) of the Code, we will be entitled to a corresponding deduction.

     Stock Payment Awards. Grantees who receive a stock payment in lieu of a cash payment that would otherwise have been made will be taxed as if the cash payment has been received, and, if we comply with applicable reporting requirements and subject to the restrictions of Section 162(m) of the Code, we will have a deduction in the same amount.

     Deferred Stock. A grantee receiving deferred stock generally will not have taxable income upon the issuance of the deferred stock and we will not then be entitled to a deduction. However, when shares underlying the deferred stock are issued to the grantee, he or she will realize ordinary income and, if we comply with applicable reporting requirements and subject to the restrictions of Section 162(m) of the Code, we will be entitled to a deduction in an amount equal to the difference between the fair market value of the shares at the date of issuance over the purchase price, if any, paid for the deferred stock. Employment taxes with respect to these awards will generally be due in the year of vesting.

     Performance Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and, subject to the restrictions of Section 162(m) of the Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     Section 409A of the Code. Certain types of awards under the 2011 Plan, including, but not limited to RSUs and deferred stock, may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2011 Plan and awards granted under the 2011 Plan are intended to be structured and interpreted to comply with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.

     Section 162(m) of the Code. In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation. However, under Section 162(m) of the Code, the deduction limit does not apply to certain “performance-based” compensation. Stock options and SARs will satisfy the “performance-based” exception if (a) the awards are made by a qualifying compensation committee, (b) the plan sets the maximum number of shares that can be granted to any person within a specified period and (c) the compensation is based solely on an increase in the stock price after the grant date. The 2011 Plan is intended to permit the plan administrator to grant stock options and SARs which will qualify as “performance-based compensation.” In addition, other performance-based awards under the 2011 Plan may be intended to constitute QPBC, as discussed above.

New Plan Benefits

     Future benefits under the 2011 Plan are discretionary and therefore are not currently determinable.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 2

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

     As required by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Board is requesting stockholders to vote, on a non-binding advisory basis, to approve the compensation paid to Geron’s Named Executive Officers as disclosed in this proxy statement in the sections entitled, “Compensation Discussion and Analysis” and “Executive Compensation Tables.” This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to express their views on the compensation of Geron’s Named Executive Officers.

     As discussed in detail in the “Compensation Discussion and Analysis” section of this proxy statement, Geron’s executive compensation strategy and structure is based on the following principles: a) reward successful execution of business strategy; b) attract and retain qualified talent; and c) align management and stockholder interests. The executive compensation program is designed to achieve four primary objectives:

1.	Ensure base pay is competitive for the role or job to be performed and to retain the executive for succession planning while providing reasonable and responsible pay arrangements in order to maintain a sustainable cost framework.

2.	Recognize achievement of annual goals and milestones through annual incentives.

3.	Reward successful completion of long-term goals and enhancement of shareholder wealth through the long-term incentive program.

4.	Provide a cost effective but competitive benefits package that promotes a positive work environment fostering teamwork among and high morale within the executive team.

     The Compensation Committee actively reviews and assesses our executive compensation program in light of the highly competitive employment environment in the San Francisco Bay area, the challenge of recruiting, motivating and retaining executives in an industry with much longer business cycles than other commercial industries, and evolving compensation governance and best practices. In reconciling these areas, the Compensation Committee strives to act in the long-term best interests of the Company and its stockholders and believes that Geron’s executive compensation programs are strongly aligned with the long-term interests of our stockholders. In determining whether to approve this proposal, the Compensation Committee believes that stockholders should consider the following:
  Independent Compensation Committee. Executive compensation is reviewed and established by our Compensation Committee of the Board consisting solely of independent directors. The Compensation Committee meets in executive session, without executive officers present, in determining annual compensation.

  No Increases to Base Salaries or Target Bonus Opportunities in Fiscal 2009 or 2010. In light of the continuing economic environment, base salaries and target incentive bonus opportunities were not increased for the Named Executive Officers in fiscal 2009 or 2010.

  Emphasis on Pay for Performance. Bonuses are paid based on our achievement of pre-established corporate goals related to our operational and financial performance, as well as achievement of individual objectives. This provides a direct link between executive compensation and our operational and financial performance and motivates our executives to implement strategic initiatives in order to meet or exceed pre-established corporate goals.

  Equity is Used as a Key Component of Compensation and Aligns our Compensation Programs with the Long-Term Interests of our Stockholders. The largest portion of our Named Executive Officers’ 2010 compensation consisted of performance- and equity-based compensation which provides a direct link between executive compensation and our operational and financial performance. Stock options were a key component of our 2010 compensation program and closely align the long-term interests of our executives with those of our stockholders because the recipient will only realize a return on the option if our stock price increases over the life of the option. In addition, the performance-based restricted stock awards granted in fiscal 2010 to our Named Executive Officers will only be earned if we achieve specific clinical development milestones, strategic initiatives related to our cell therapy programs and market price thresholds during the next three years.

  No Personal Benefits. Our executive officers are eligible for the same benefits as non-executive, salaried employees, and do not receive any personal benefits other than limited perquisites consisting of limited tax and financial planning services.

  No Tax Gross-Ups on Compensation. None of our executive officers receive tax related gross-ups on any element of compensation.

  Severance Benefits Only Payable upon a Qualifying Termination of Employment. Executive officer employment agreements and our Change of Control Severance Plan require an actual or constructive termination of employment before any benefits are paid.

  No Retirement Benefits. We do not offer any pension plans or health benefits during retirement.
For these reasons, the Board recommends that stockholders vote in favor of the following resolution:

     “RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation paid to Geron’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in the Proxy Statement relating to the Company’s 2011 Annual Meeting of Stockholders.”

     Stockholders are not being asked to approve or disprove the Board’s recommendation. As this is an advisory vote, the outcome of the vote is non-binding to us with respect to future executive compensation decisions, including those related to our Named Executive Officers, or otherwise. However, the Board and the Compensation Committee will review the results of the vote and take them into account when considering future executive compensation policies and decisions.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 3

PROPOSAL 4

ADVISORY VOTE TO APPROVE THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY 1, 2 OR 3 YEARS

     As required by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Board is seeking a non-binding, advisory vote on the frequency with which it will seek the non-binding stockholders’ advisory vote on executive compensation (commonly referred to as “say-on-pay”), similar to Proposal No. 3 in this proxy statement. Geron is required to hold the say-on-pay vote at least once every three years. Accordingly, stockholders may vote that the advisory vote on executive compensation be held in the future as follows:
  Every year;

  Every two years; or

  Every three years.

     Stockholders may also abstain from voting on this proposal. In considering your vote, you may wish to review the information presented in connection with Proposal No. 3 in this proxy statement, as well as the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this proxy statement, which provide a more detailed discussion of our executive compensation programs and policies.

     Our Board of Directors has determined that holding a “say-on-pay” vote every three years is most appropriate for Geron and recommends that you vote to hold such advisory vote in the future every third year, for the following reasons.
  Aligns with Geron’s approach to executive compensation and the underlying philosophy of our Compensation Committee.

  Our executive compensation programs are designed to enhance the long-term growth of Geron and reward performance over a multi-year period. For example, the stock awards granted to our executive team generally have four-year vesting periods, and the performance stock awards granted to our executives in fiscal 2010 are earned if certain strategic goals are attained during a three-year performance period.

  Encourages a longer-term evaluation of compensation history and business results.

  The Board believes that there is some risk that an annual advisory vote on executive compensation could lead to a short-term stockholder perspective regarding executive compensation that does not align well with the longer-term approach used by our Compensation Committee. We believe a three-year cycle for the stockholder advisory vote will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with Geron’s performance, financial results and business.

  Provides our Compensation Committee with adequate time to consider the results of say-on-pay votes and other stockholder input.

  A triennial “say-on-pay” vote allows the Board to respond to stockholder sentiment and effectively implement any desired changes to executive compensation policies, practices and programs.

  The Board believes that a triennial “say-on-pay” vote would not foreclose stockholder engagement on executive compensation during interim periods. Stockholders can currently provide input to the Board by communicating directly with the Board, its committees or individual directors as indicated in “Corporate Governance – Communicating with the Board of Directors” below. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate their views on Geron’s executive compensation programs.
     The Board weighed these reasons against the arguments in support of conducting the advisory vote annually or biannually. In particular, the Board considered the value of the opportunity for stockholder input at each annual meeting, as well as the belief that annual votes would promote greater accountability on executive compensation. Although the Board believes that these and other positions put forth in favor of an annual “say-on-pay” vote are not without merit, on balance, the Board believes that a triennial approach is most appropriate for Geron and recommends that voting alternative to stockholders. The Compensation Committee intends to periodically reassess that view and, if it determines appropriate, may provide for an advisory vote on executive compensation on a more frequent basis.

     Because this proposal is advisory, it will not be binding and the Board and the Compensation Committee may determine to hold a “say-on-pay” vote more or less frequently than the option selected by our stockholders. However, the Board values stockholders’ opinions and the Board will consider the outcome of the vote when considering the frequency of future advisory votes on executive compensation. Stockholders are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice among the frequency options.

The Board of Directors Unanimously Recommends That
Stockholders Vote every “THREE YEARS” for Proposal 4

PROPOSAL 5

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     On the recommendation of the Audit Committee, the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

     The Company has been informed by Ernst & Young LLP that, to the best of their knowledge, neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors Unanimously Recommends That
Stockholders Vote FOR Proposal 5

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent registered public accounting firm. Under the Audit Committee’s charter, all engagements of the independent registered public accounting firm must be approved in advance by the Audit Committee. The Chairperson of the Audit Committee must be notified at any time the fees for a specific project exceed 20% of the approved budget for authorization to continue the project. Management recommendations will be considered in connection with such engagements, but management will have no authority to approve engagements. For each quarterly Audit Committee meeting, management prepares a schedule of all fees paid to Ernst & Young LLP during the previous quarter and estimated fees for projects contemplated in the following quarter.

     Upon recommendation by the Audit Committee, the Board selected Ernst & Young LLP to act in the same capacity for the fiscal year ending December 31, 2011. The Company has been informed by Ernst & Young LLP, to the best of their knowledge, that neither the firm nor any of its members or their associates has any financial interest, direct or indirect in the Company or its affiliates.

Audit Fees and All Other Fees

     The Audit Committee approved 100% of all audit, tax and other services provided by Ernst & Young LLP in 2010 and 2009. The total fees paid to Ernst & Young LLP for the last two fiscal years are as follows:

	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2010	December 31, 2009
Audit Fees(1)	$653,693	$675,414
Tax Fees(2)	33,146	22,374
All Other Fees	1,995	1,740
____________________

(1)	Audit Fees include the integrated audit of annual consolidated financial statements and internal control over financial reporting, audits of certain subsidiaries, reviews of quarterly consolidated financial statements included in Quarterly Reports on Forms 10-Q, consultations on matters addressed during the audit or quarterly reviews, and services provided in connection with SEC filings, including consents and comment and comfort letters.

(2)	Tax Fees consist of services related to the filing of tax returns and other assistance with tax compliance.

AUDIT COMMITTEE REPORT(1)

     The Audit Committee of Geron Corporation’s Board of Directors is comprised of three independent directors as required by the listing standards of the Nasdaq Global Select Market (Nasdaq). The Audit Committee operates pursuant to a written charter adopted and amended by the Board of Directors in March 2005. A copy of the Committee’s amended and restated charter is available on the Company’s website at http://www.geron.com.

     The members of the Audit Committee are Ms. Eastham (Chairperson) and Messrs. Fritzky and Kiley. The Board has determined that all members of the Committee are financially literate as required by Nasdaq. The Board has also determined that Ms. Eastham is an audit committee financial expert as defined by Nasdaq.

     The function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent registered public accounting firm serving as auditors of the Company and (iv) the performance of the independent registered public accounting firm.

     Management is responsible for the Company’s internal controls and financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee hereby reports as follows:

1)	The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2010 with management and the independent registered public accounting firm serving as the Company’s independent auditors.

2)	The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), other professional standards, membership provisions of the SEC Practice Session, and other SEC rules, as currently in effect.

3)	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

4)	The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

     Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

     Submitted on February 21, 2011 by the members of the Audit Committee of the Company’s Board of Directors.

Karin Eastham (Chairperson)
Edward V. Fritzky
Thomas D. Kiley, Esq.
____________________

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Exchange Act of 1934, as amended (the Exchange Act), or the Securities Act of 1933, as amended (the Securities Act), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the amount and percentage of the outstanding shares of Common Stock, which, according to the information supplied to the Company, are beneficially owned by (i) each person who, to the best of the Company’s knowledge based exclusively on Schedules 13G filed with the Securities and Exchange Commission (SEC), is the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) each person who is currently a director, two of whom are also nominees for election as directors, (iii) each Named Executive Officer, as defined on page 34 below and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025. Except for information based on Schedules 13G, as indicated in the footnotes, beneficial ownership is stated as of February 1, 2011.

	Beneficial Ownership(1)
	Number of	Percent of
Beneficial Owner	Shares	Total
Directors/Nominees and Named Executive Officers:
Alexander E. Barkas, Ph.D.(2)	711,671	*
Karin Eastham(3)	122,200	*
Edward V. Fritzky(4)	376,969	*
Thomas Hofstaetter, Ph.D.(5)	65,943	*
Charles J. Homcy, M.D.(6)	220,251	*
Hoyoung Huh, M.D., Ph.D.(7)	45,000	*
Thomas D. Kiley, Esq.(8)	401,352	*
Robert J. Spiegel, M.D., FACP(9)	45,000	*
Patrick J. Zenner(10)	278,710	*
Melissa A. Behrs(11)	756,267	*
David L. Greenwood(12)	1,663,667	1.28%
Stephen M. Kelsey, M.D., F.R.C.P., F.R.C.Path.(13)	492,888	*
Jane S. Lebkowski, Ph.D.(14)	1,106,210	*
Thomas B. Okarma, Ph.D., M.D.(15)	2,454,975	1.88%
All directors and executive officers as a group (17 persons)	10,501,085	7.80%
5% Beneficial Holders:
BlackRock Inc.(16)	7,085,418	5.50%
40 East 52nd Street
New York, NY 10022
____________________

*	Represents beneficial ownership of less than 1% of Common Stock.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 1, 2011 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The persons named in this table, to the best of the Company’s knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)
Includes 191,622 shares held directly by Alexander E. Barkas, 882 shares held by Lynda Wijcik, the spouse of Dr. Barkas, 113,750 shares held under unvested restricted stock awards, and 405,417 shares issuable upon the exercise of outstanding options held by Dr. Barkas exercisable within 60 days of February 1, 2011.

(3)
Includes 1,875 shares held directly by Karin Eastham, 58,125 shares held under unvested restricted stock awards by Ms. Eastham and 62,200 shares issuable upon the exercise of outstanding options held by Ms. Eastham exercisable within 60 days of February 1, 2011.

(4)
Includes 91,918 shares held directly by Edward V. Fritzky, 75,467 shares held under unvested restricted stock awards and 209,584 shares issuable upon the exercise of outstanding options held by Mr. Fritzky exercisable within 60 days of February 1, 2011.

(5)
Includes 630 shares held directly by Thomas Hofstaetter, 45,938 shares held under unvested restricted stock awards and 19,375 shares issuable upon the exercise of outstanding options held by Dr. Hofstaetter exercisable within 60 days of February 1, 2011.

(6)
Includes 42,751 shares held by Charles J. Homcy, 72,500 shares held under unvested restricted stock awards and 105,000 shares issuable upon the exercise of outstanding options held by Dr. Homcy exercisable within 60 days of February 1, 2011.

(7)	Includes 45,000 shares held under unvested restricted stock awards by Hoyoung Huh.

(8)
Includes 128,433 shares held directly by Thomas D. Kiley, 74,061 shares held under unvested restricted stock awards, 9,705 shares held by the Kiley Family Partnership and 46,653 shares held by the Thomas D. Kiley and Nancy L.M. Kiley Revocable Trust under Agreement dated August 7, 1981. Also includes 142,500 shares issuable upon the exercise of outstanding options held by Mr. Kiley exercisable within 60 days of February 1, 2011.

(9)	Includes 45,000 shares held under unvested restricted stock awards by Robert J. Spiegel.

(10)
Includes 73,710 shares held directly by Patrick J. Zenner and 205,000 shares issuable upon the exercise of outstanding options held by Mr. Zenner exercisable within 60 days of February 1, 2011. Mr. Zenner retired from the Board in May 2010.

(11)
Includes 49,336 shares held directly by Melissa A. Behrs, 317,500 shares held under unvested restricted stock awards and 389,431 shares issuable upon the exercise of outstanding options held by Ms. Behrs exercisable within 60 days of February 1, 2011.

(12)
Includes 133,991 shares held directly by David L. Greenwood, 431,250 shares held under unvested restricted stock awards and 1,098,426 shares issuable upon the exercise of outstanding options held by Mr. Greenwood exercisable within 60 days of February 1, 2011.

(13)
Includes 13,930 shares held directly by Stephen M. Kelsey, 367,500 shares held under unvested restricted stock awards and 111,458 shares issuable upon the exercise of outstanding options held by Dr. Kelsey exercisable within 60 days of February 1, 2011.

(14)
Includes 129,750 shares held directly by Jane S. Lebkowski, 392,500 shares held under unvested restricted stock awards and 583,960 shares issuable upon the exercise of outstanding options held by Dr. Lebkowski exercisable within 60 days of February 1, 2011.

(15)
Includes 267,060 shares held directly by Thomas B. Okarma, 507,500 shares held under unvested restricted stock awards and 1,680,415 shares issuable upon the exercise of outstanding options held by Dr. Okarma exercisable within 60 days of February 1, 2011. Dr. Okarma separated employment from the Company in February 2011.

(16)	Based on Schedule 13G filed by BlackRock, Inc.

EQUITY COMPENSATION PLANS

     The following table summarizes information with respect to equity awards under Geron’s equity compensation plans at December 31, 2010:

	Number of	Weighted-	Number of securities
	securities to be	average	remaining available for
	issued upon exercise	exercise price	future issuance under
	of outstanding	of outstanding	equity compensation
	options, warrants	options, warrants	plans (excluding securities
	and rights	and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security
holders	12,881,648 (1)	$6.68	6,151,392	(2),(3)
Equity compensation plans not approved by
security holders	700,000 (4)	$5.96	—
Total	13,581,648	$6.64	6,151,392
____________________
(1)	Consists of 1,185,196 shares to be issued upon exercise of outstanding options under the 1992 Stock Option Plan, 10,478,327 shares under the 2002 Equity Incentive Plan, 545,000 shares under the 1996 Directors’ Stock Option Plan and 673,125 shares under the 2006 Directors’ Stock Option Plan.

(2)	Consists of 580,886 shares of Common Stock reserved for issuance under Geron’s 1996 Employee Stock Purchase Plan, 3,968,628 shares of Common Stock reserved for issuance under Geron’s 2002 Equity Incentive Plan and 1,601,878 shares of Common Stock reserved for issuance under Geron’s 2006 Directors’ Stock Option Plan. No shares are available for issuance under the Geron’s 1992 Stock Option Plan or 1996 Directors’ Stock Option Plan.

(3)	Does not include future automatic annual increases under Geron’s 2002 Equity Incentive Plan. The maximum number of shares to be reserved will automatically increase on each anniversary date of the Board’s adoption of the 2002 Equity Incentive Plan during the term of the plan by the least of (i) 2,000,000 shares, (ii) 4% of the Company’s outstanding Common Stock as of such anniversary date, or (iii) a lesser amount determined by the Board. In addition, amounts do not include shares available for issuance under our proposed 2011 Incentive Award Plan proposed for approval by our stockholders at our 2011 Annual Meeting under Proposal 2 on page 19 of this Proxy Statement. If approved, the aggregate number of new shares of our common stock available for issuance under the 2011 Incentive Award Plan will be 12,000,000.

(4)	Represents outstanding warrants issued in conjunction with consulting services and license agreements with research institutions. For further details, see Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2011.

COMPENSATION DISCUSSION AND ANALYSIS

     This Compensation Discussion and Analysis section discusses our executive compensation policies and programs and the compensation decisions made in 2010 for our executive officers, including our “Named Executive Officers” which consist of Dr. Thomas B. Okarma, our Former President and Chief Executive Officer, Mr. David L. Greenwood our President, Interim Chief Executive Officer and Chief Financial Officer and our three next most highly paid executive officers.

     In February 2011, the Board implemented a new leadership structure for the Company by appointing (i) Mr. Greenwood as President, Interim Chief Executive Officer, Chief Financial Officer, and a member of the Board, (ii) Hoyoung Huh, M.D., Ph.D., as Executive Chairman of the Board and (iii) Alexander E. Barkas, Ph.D., as Lead Independent Director of the Board. In conjunction with the implementation of the new leadership structure, Dr. Okarma, left the Company as President and Chief Executive Officer and as a member of the Board, effective February 8, 2011. Dr. Okarma and the Company have entered into a transition and separation agreement described more fully below under “Calculation of Compensation Elements—Severance and Change in Control Benefits.”

Executive Summary

     The Company’s compensation programs are straightforward and do not materially change from year to year. One of the core principles of our compensation philosophy for executive officers continues to be a strong pay-for-performance structure that ties a significant portion of each executive officer’s compensation to both corporate and individual performance. At the same time, the Compensation Committee has structured the Company’s compensation program to assure that the executive officers and senior management are compensated in a manner consistent with stockholder interests, competitive practices and applicable requirements of regulatory bodies. The following table sets forth an executive summary of the Company’s compensation programs and the actions taken in 2010:

Compensation Element	General Description/Commentary	Application in 2010
Base Salary	Provide a competitive annual fixed level of cash compensation.	Continuation of wage freeze since year-end 2008.
Annual Incentive Awards
Discretionary performance-based bonus to reward achievement of corporate and individual goals set by Compensation Committee at the beginning of the year.

Bonus targets for executive officers range from 40% to 60% of base salary.

Corporate performance factor has more weight than individual performance factor in determining bonus amount for executive officers.

Bonus targets for executive officers set at the same levels as in 2009.

Overall 2010 corporate performance factor measured at 85.5% reflects progress of imetelstat and GRNOPC1 in clinical trials; launch of two commercial hESC-based products enabling testing and manufacturing services; continued preclinical data publications confirming therapeutic potential for imetelstat, GRNCM1 and GRN510; execution of global in-license of new CNS-delivered peptides to enable treatment of primary brain cancers and cancers that have metastasized to the brain; receipt of aggregate total of $1.2 million in grants under the QTDP program; and maintenance of a strong balance sheet by raising $103.7 million in net proceeds through various equity financings.

Individual executive officer performance factors measured at 100% reflects successful execution of departmental, functional goals and support of corporate initiatives.

Compensation Element	General Description/Commentary	Application in 2010
Long-Term Incentive Awards
Grants of stock options and restricted stock awards to align executive officer’s interests with stockholders.

Size of grants corresponds to executive’s position and responsibilities as well as the executive’s historical and expected level of performance.

Grants made in May 2010 were consistent with historical practice.

To further motivate executive officers to achieve specific long-term goals and strongly link pay-for-performance, new grants of performance-based restricted stock awards (PSAs) were made in July 2010.

PSAs either will not vest at all or will vest 100% upon achievement of specified performance criteria which include:
  A clinical development milestone related to Phase 2 clinical trial data for the imetelstat program;

  A clinical development milestone related to Phase 1 clinical trial data for the GRNOPC1 program;

  Completion of a specific strategic initiative related to the Company’s cell therapy programs; and

  Attainment of a certain market price thresholds of our Common Stock within 24 months and a higher market price threshold of our Common Stock within 36 months.

Other Benefits
Benefit programs offered to all employees, including executive officers include:
  Comprehensive medical, dental, vision coverage and life insurance;

  A cafeteria plan covering medical and dental insurance, medical reimbursement, and dependent care;

  A 401(k) plan; and

  An Employee Stock Purchase Plan.

The Company does not offer any pension plans or any retirement benefits.

Executive officers receive limited perquisites consisting of limited tax and financial planning services.
There were no changes to other benefits offered to all employees, including executive officers, in 2010.

Compensation Element	General Description/Commentary	Application in 2010
Severance and Change in Control Benefits
The Company maintains a Change of Control Severance Plan that applies to all employees, including executive officers. Payments are made upon actual or constructive termination of employment and range from three to 18 months of base salary depending on the employee’s position at the time of change in control.

The Company maintains employment agreements with certain executive officers and key employees. These agreements generally provide for severance payments in connection with termination without cause. Any payments under the Severance Plan above would reduce any payments under the employment agreements.

Upon a change in control, outstanding equity awards under the current plans would accelerate so that each option and award would be fully vested prior to the change in control.

No modifications or payments have been made under the Change in Control Severance Plan.

No new employment agreements were entered into or modified in 2010.

See discussion on Transition and Separation Agreement entered into in February 2011 with Dr. Okarma on page 46.

No modifications to outstanding equity awards have been made in 2010 in connection with a change in control.

Executive Compensation Philosophy

     Our executive compensation programs impact all employees by establishing a general framework for compensation and creating a work environment focused on expectations, goals and rewards. Because the performance of every employee is important to overall success of the Company, the Board is mindful of the impact executive compensation and incentive programs have on all employees. In considering executive compensation policies and practices, the Board balances the needs to conserve cash and minimize stockholder dilution against the requirements to attract, retain and motivate company management and employees while fostering an innovative and entrepreneurial corporate culture.

     We maintain our headquarters and operations in the San Francisco Bay area, which has a high cost of living and a highly competitive employment environment. Specifically, numerous biotechnology and other high-growth or commercial companies are nearby and compete for the same personnel that we seek to recruit, motivate and retain. In addition, the business cycle in the biotechnology industry is much longer than other commercial industries requiring long-term dedication from employees. We recognize that highly qualified executives and other skilled professionals have many career opportunities and that their choices to join or stay with the Company may rest in part with the compensation being paid. Building an infrastructure that fosters growth and technological innovation requires substantial investment in people and resources with no guarantee of return.

     In reconciling these areas, the Board strives to act in the long-term best interests of the Company and its stockholders, as well as ensure that the elements of compensation do not, individually or in the aggregate, encourage excessive risk-taking. To address these challenges, the Board has structured Geron’s executive compensation strategy and structure based on the following principles:
  Reward Successful Execution of Business Strategy:

  Bonus compensation encourages executive officers to focus on achievement of corporate and individual objectives with an emphasis on the importance of cross-functional collaboration. Our compensation program is designed to support our corporate business strategy and business plan by clearly communicating what is expected of each executive officer with respect to goals and results, and reward entity/team success, not just individual effort.

  Attract and Retain Qualified Talent:

  Successful execution of our business strategy necessitates keeping the Company’s management team in place and focused on business goals. Therefore, the Company’s program must be competitive including equity awards granted with vesting schedules designed to promote retention.

  Align Management and Stockholder Interests:

  Long-term equity compensation underscores the common interests of stockholders and management by providing a continuing financial incentive to maximize long-term value to stockholders.
Objectives of the Executive Compensation Program

     The executive compensation program is designed to achieve four primary objectives:

1.
Ensure base pay is competitive for the role or job to be performed and to retain the executive for succession planning while providing reasonable and responsible pay arrangements in order to maintain a sustainable cost framework.

2.	Recognize achievement of annual goals and milestones through annual incentives.

3.	Reward successful completion of long-term goals and enhancement of shareholder wealth through the long-term incentive program.

4.	Provide a cost effective but competitive benefits package that promotes a positive work environment fostering teamwork among and high morale within the executive team.

Compensation Elements and Purpose

     Executive compensation at Geron consists of the following elements:
  Base salary: Compensation for ongoing performance throughout the year.

  Annual incentive awards: Awarded to recognize and reward performance, in the context of individual, team and Company performance, in the fiscal year just ended.

  Long-term incentive awards: Equity compensation to provide an incentive to manage the Company from the perspective of an owner with an equity stake in the business.

  Other benefits: Employee benefit plans in which executive officers and all employees participate.

  Severance and change in control benefits: Remuneration paid to executive officers in the event of a qualifying termination in connection with a change in control of the Company or an involuntary employment termination.
     To date, we have not structured our compensation elements for executive officers so as to target each separate component at a specific percentage of their total direct compensation for the year. The component elements of the compensation plan work together to help attract, retain and incentivize an experienced and highly capable management team and our Compensation Committee and the Board consider a wide variety of information and use their judgment in making compensation decisions.

Compensation Committee Role

     The Compensation Committee determines all compensation for executive officers. Both Compensation Committee members are independent of the Company’s management. The Chief Executive Officer does not participate in the Compensation Committee’s deliberations or decisions with regard to his compensation.

     To aid the Compensation Committee in its responsibilities, the Chief Executive Officer (assisted by senior human resources personnel) provides the Compensation Committee with a variety of information, including analyses and recommendations relating to the Company’s performance, individual performance of other executive officers and compensation recommendations for every employee, including all executive officers, except the Chief Executive Officer.

     At the Compensation Committee’s request, the Chief Executive Officer reviews the performance of the other executive officers with the Compensation Committee, but no other executive officer has any input into executive compensation decisions. The Compensation Committee gives considerable weight to the Chief Executive Officer’s performance evaluation of the other executive officers because of his direct knowledge of each executive’s performance and contributions. For each executive officer, the Compensation Committee independently determines each component of compensation based on their collective assessment of the executive’s performance using the following factors:
  performance against corporate and individual goals for the previous year;

  difficulty of achieving desired results in the coming year;

  value of unique skills, capabilities and industry experience to support long-term performance of the Company;

  performance of general management responsibilities and span of control;

  reporting structure and internal pay relationships, including number of direct and indirect reports;

  extraordinary contributions as a member of the executive management team;

  market information; and

  overall company performance.
     The Compensation Committee exercises judgment in allocating between cash and non-cash compensation. The Compensation Committee has the authority to retain special counsel and other experts, including compensation consultants, to support their responsibilities in determining executive compensation and related programs. In 2010, the Compensation Committee did not utilize any consultants in evaluating executive compensation.

Calculation of Compensation Elements

Base Salary

     Base salary provides a minimum element of financial certainty and security to our executive officers on an ongoing basis. We do not have an annual “merit budget” for overall base salary increases throughout the Company. Instead, the Compensation Committee annually evaluates base salaries for all employees, including executive officers, and adjustments are made at the beginning of the year to reflect changes in job responsibilities and market conditions. When establishing or reviewing base salaries for each executive officer, the Compensation Committee considers numerous factors, including the qualifications of the executive, his or her level of relevant experience, nature and responsibility of the position, strategic goals for which the executive has responsibility, Company and individual performance, salary norms for persons in comparable positions at comparable companies, the competitiveness of the market for the executive’s services and industry compensation levels.

     In determining base salary, the Compensation Committee reviews independent survey data, such as the Radford Global Life Sciences compensation survey, as well as publicly available data from companies with which Geron competes for talent. The businesses chosen for comparison may differ from one executive to the next depending on the scope and nature of the business for which the particular executive is responsible. Companies used for compensation evaluation include Gilead Sciences, Inc., Amgen Inc., Genzyme Corporation, Biogen Idec Inc., Affymax, Inc., Amylin Pharmaceuticals Inc. and BioMarin Pharmaceuticals, Inc. These companies are larger than us with respect to market capitalization, revenue and employees and represent the market in which we compete for talented executives, especially for positions which we will be developing in the future to help us plan for our next stage of anticipated growth. Although base salary information from comparable companies is useful comparative information, the Compensation Committee does not require that the base salary of individual executives bear any particular relationship to salaries of executives of similar positions of those comparable companies. In the biopharmaceutical industry, many traditional measures of corporate performance, such as earnings per share or sales growth, may not readily apply in reviewing performance of executives. Because of Geron’s current stage of development, the Compensation Committee evaluates other indications of performance, including progress of the Company’s research and development programs and corporate development activities, as well as the Company’s success in securing capital sufficient to enable the Company to continue research and development activities.

No Base Salary Increases for 2009 or 2010

     The Compensation Committee met in December 2009 to evaluate each executive officer’s performance and compensation and recognized that in light of the continuing challenging economic environment, the Compensation Committee would continue the 2009 freeze that was placed on base salaries for all executive officers, including the Chief Executive Officer, for fiscal year 2010.

Annual Incentive Awards

     Annual incentive awards are awarded on a discretionary basis, usually at the end of the Company’s fiscal year-end. They are designed to reward achievement of corporate and individual goals set by the Compensation Committee at the beginning of the year.

     We have established a bonus structure for all employees, including the executive officers, that provides bonuses depending on whether we achieve pre-established corporate goals related to operational and financial performance, as well as achievement of individual objectives. By using an appropriate amount of performance-based compensation, we believe our bonus structure creates a direct link between executive compensation and operational and financial performance to provide further motivation for our executives to implement strategic initiatives in order to meet or exceed pre-established corporate goals. Every employee, including the executive officers, has an established potential award which is equal to a percentage of the employee’s base salary. The percentage increases with increasing rank in the Company. The bonus targets for the executive officers in 2010 ranged from 40% to 60% of base salary depending on the executive’s position. The executive officers’ 2010 bonus targets were set at the same levels as in 2009.

     Each employee’s bonus amount is calculated using individual and corporate performance factors with increasing weight on Company performance for more senior employees. There are no minimum payouts and the only multipliers that would increase a bonus amount above the targets apply to the individual performance component. The corporate performance factor ranges from 0 to 1.0 and is assigned by the Compensation Committee based upon its qualitative assessment of Company performance against corporate goals. Individual performance factors range from 0 to 1.25 and are based on a supervisor’s assessment of the employee’s performance. As noted below, the Chief Executive Officer reviews the performance of the other executive officers and each Board member conducts an independent assessment of the Chief Executive Officer’s performance which is submitted to the Compensation Committee for tabulation and evaluation.

     Each year, the Chief Executive Officer provides Company goals to the Board for review and approval and the Board approves the goals and assigned weightings. The weightings for each goal vary year to year depending on the importance of the goal for a particular year. The goals correlate with increased business value of the Company and for its stockholders. Annual goals typically include the following:
  product development, such as enhancements in technology or manufacturing;

  clinical progress, such as initiation of clinical trials, patient enrollment and patient data;

  corporate development, such as strategic collaborations; and

  finance, legal and administration, such as patent enforcement, budget controls and maintenance of a strong balance sheet.

     Individual goals for executive officers focus on contributions that facilitate the achievement of overall Company goals and development of the organization. Each year, the Board reviews and approves the individual goals for executive officers. The corporate and individual goals are set at challenging levels requiring the Company and the executive officers to perform at a high level in order to meet the goals and receive a bonus payout and the likelihood of attaining these goals is not assured.

     As part of the annual year-end performance reviews, the Compensation Committee (with input from the Chief Executive Officer and other Board members) evaluates the Company’s overall performance for the given year with respect to the approved goals as well as other significant Company performance accomplishments while also taking into consideration the degree of difficulty in achieving the goal and any particular events or circumstances that impacted performance. For this assessment, the Compensation Committee evaluates the status of Geron’s development programs, clinical progress and corporate development activities. This necessarily involves a subjective assessment of corporate performance by the Compensation Committee. Moreover, the Compensation Committee does not base its considerations on a single performance area, but rather considers the entire mix of accomplishments, challenges and efforts in evaluating Company performance and assigning a corporate performance factor.

     The Chief Executive Officer evaluates individual performance (for executives other than himself) through written evaluations. He provides the evaluations to the Compensation Committee along with his recommendations for each executive officer’s individual performance factor. The Compensation Committee reviews the performance and assessment of each executive officer. The Compensation Committee obtains reviews of the Chief Executive Officer from each Board member to evaluate the Chief Executive Officer. The Compensation Committee also considers the following general criteria when evaluating individual performance, not all of which are applicable to all executive officers:
  the individual’s role in the research, development, acquisition and/or licensing of product candidates and technologies;

  the individual’s contribution to the achievement of key research, development and business milestones;

  the individual’s contribution to the management team and development and application of leadership skills to drive future performance of the Company;

  the individual’s ability to attract, hire, manage, retain and motivate staff in support of the achievement of the Company’s performance objectives;

  the individual’s contribution to the achievement of key financial objectives of the Company, including management of financial budgets and forecasts, and as appropriate, involvement in investor relations and corporate funding initiatives; and

  effectiveness of the individual’s management of regulatory compliance requirements related to his or her responsibilities.
     At the end of the year, the Compensation Committee evaluates, on a qualitative basis, the level of each executive officer’s attainment of his or her individual performance goals, including the Chief Executive Officer. The Compensation Committee does not specifically allocate or weight these goals and considers the attainment of individual goals on an overall basis when assessing performance for each executive officer. The Compensation Committee’s assessment of the executive officer’s level of attainment of individual performance goals becomes the individual performance factor used in the calculation of the bonus for the end of the year (as described in the second table set forth below which illustrates the calculation of the 2010 bonus awarded as a percentage of salary).

2010 Corporate Performance

     The table below summarizes our performance goal categories, 2010 weightings and our Compensation Committee’s assessment of Company performance as measured in terms of each category that was used to calculate the overall corporate performance factor of 85.5%.

		2010 Weighting	2010 Result	Total
Corporate Performance Category	Description	(A)	(B)	(A x B)
Clinical Development	Progress of product candidates	50%	85%	0.425
	to and through clinical trials
Product Development	Research and development,	25%	84%	0.210
	including process
	improvements
Corporate Development	In-licensing and out-licensing	15%	80%	0.120
	technology and strategic
	transactions to enhance
	corporate business plan
Administration	Finance, legal, human	10%	100%	0.100
	resources and intellectual
	property management
	Total Corporate Performance Factor			0.855

     Highlights of the 2010 accomplishments taken into account by the Compensation Committee in determining overall Company performance as well as individual performance for the executive officers included the following:

Clinical Development
  Initiated randomized Phase 2 clinical trials of imetelstat (GRN163L) in non-small cell lung cancer and metastatic breast cancer.

  Opened single-agent Phase 2 clinical trials of imetelstat (GRN163L) in essential thrombocythemia and multiple myeloma.

  Presented final data from Phase 2 clinical trial of GRNVAC1 showing that targeting telomerase through a dendritic cell-based vaccine approach may prolong remission duration in some patients with high-risk AML, providing sufficient clinical rationale to move to GRNVAC2, an embryonic stem cell-based dendritic cell platform.

  Enrolled first patient in Phase 1 clinical trial of GRNOPC1 to assess the safety and tolerability of GRNOPC1 in patients with “complete” American Spinal Injury Association (ASIA) Impairment Scale grade A thoracic spinal cord injuries.

  Presented clinical data from the Phase 1 trial of imetelstat (GRN163L) in combination with paclitaxel and bevacizumab in patients with breast cancer showing good tolerability and exposures of the drug, which exceeds levels that have been associated with tumor inhibition in several models of human cancers.
Product Development
  GE Healthcare launched the first human cellular assay product for use in drug discovery and toxicity screening, developed under a license agreement from Geron. This first commercially available product is human cardiomyocytes, or heart muscle cells, for testing potential cardiac toxicity of candidate drug compounds in development.

  Corning Incorporated launched the Synthemax™ surface, a new synthetic matrix for growing hESCs. The new product was developed under a collaboration and license agreement between Geron and Corning.

  Preclinical data publications demonstrated that imetelstat (GRN163L) inhibits multiple myeloma, breast and pancreatic cancer stem cell populations which can be associated with a survival benefit in animal models. Cancer stem cells, found in many types of cancer, are rare populations of malignant cells that resist chemotherapy and conventional anti-cancer agents making them important targets for novel therapies. Data demonstrates broad anti-cancer stem cell activity by imetelstat, thereby confirming preclinically the anti-cancer stem cell rationale for Geron’s Phase 2 clinical trials in patients with breast cancer and multiple myeloma.

  Preclinical study data presented by collaborators showing that GRNCM1 does not cause cardiac arrhythmias after transplantation into a rodent model of chronic heart damage.

  Preclinical data presented by collaborators on the small molecule telomerase activator, GRN510 (formerly TAT153), in an animal model of idiopathic pulmonary fibrosis. The data showed that administration of GRN510 increased telomerase activity in the lung tissue, reduced inflammation, preserved functional lung tissue, slowed disease progression and attenuated loss of pulmonary function.

  Identified process improvements for developing GRNIC1 resulting in increased c-peptide and endocrine hormone production.
Corporate Development
  Entered into a global exclusive license with Angiochem, Inc. for rights to peptide technology to facilitate the transfer of anti-cancer compounds across the blood-brain barrier (BBB) to enable the treatment of primary brain cancers and cancers that have metastasized to the brain.

  Established multiple collaborations to develop hESC-derived cells for various potential therapies including, retinal pigmented epithelial cells for the treatment of macular degeneration, photoreceptors for retinitis pigmentosa, chondrocytes for the treatment of cartilage damage and joint disease and oligodendrocyte progenitor cells for multiple sclerosis, Alzheimer’s disease and Canavan disease.
Finance, Legal and Administration
  Maintained strong balance sheet by raising $103.7 million in net proceeds upon closing a public offering of common stock and selling shares and warrants to certain institutional investors.

  A total of $1.2 million in grants were received under the Qualifying Therapeutic Discovery Project (QTDP) program. The maximum grant amount of $244,000 was awarded to each of the five Geron programs that were eligible for QTDP funding and included oncology and human embryonic stem cell projects.
2010 Executive Officer Performance

     For 2010, the Compensation Committee concluded that on an overall basis Dr. Okarma had achieved his individual goals, which included providing overall management and leadership for all research and development programs to spur achievement of corporate goals; seeking potential collaborations and partnerships to provide funding and other resources for the Company’s programs; participating in governmental deliberations related to stem cell funding policies; representing the Company to the investment community through frequent corporate presentations to provide updates on developments and progress; developing and mentoring other executive officers and employees for succession planning; and serving as the primary Company spokesperson for the media. For 2010, the Compensation Committee concurred with Dr. Okarma’s recommendation for each executive officer’s achievement of his or her individual performance goals and concluded that each Named Executive Officer on an overall basis had achieved his or her individual goals, which included support of the corporate initiatives mentioned above and also departmental, functional goals, as described below.
  Mr. Greenwood’s 2010 individual goals included leadership of our finance department; establishing budgets and maintaining expense control in line with budgets; executing various financing initiatives to strengthen the balance sheet which included closing a public offering; ensuring compliance with all relevant SEC and other regulations and continued assessment of current and potential new collaborative strategic relationships to enhance our programs.

  Dr. Kelsey’s 2010 individual goals included leadership of clinical and preclinical oncology project teams; identifying, planning and executing appropriate clinical approaches for oncology product candidates, specifically the initiation of four Phase 2 clinical trials for imetelstat; establishing and implementing preclinical strategy for new oncology indications or product candidates; and building the proper teams to support all oncology projects by recruiting and developing key individuals.

  Ms. Behrs’ 2010 individual goals included identification of an additional asset to strengthen the Company’s oncology portfolio which culminated in the execution of the in-license agreement with Angiochem, Inc. for GRN1005 (formerly ANG1005); directing efforts to lower costs and increase efficiencies for drug supply manufacturing; establishing specific operational objectives for team leads and ensuring accountability against those objectives; and establishing metrics to evaluate progress of oncology programs to appropriately prioritize resources.

  Dr. Lebkowski’s 2010 individual goals included leadership of our cell therapies project teams; enrollment of a first patient in the Phase 1 trial for GRNOPC1; maintaining open dialogue with the FDA related to regulatory requirements for GRNOPC1 dose escalation and minimum toxicology standards to qualify GRNCM1 for clinical testing; pilot production of GRNCM1 to manufacture cells for IND-enabling preclinical studies; and establish ability of GRNIC1 to impact hyperglycemia in a diabetic model.
     The following are the bonus targets and weighting percentages used to calculate the 2010 bonus for the Named Executive Officers as well as the 2010 actual bonus percentage awarded:

	(A)	(B)	(C)	(D)	(E)	= (A*B*C)
						+ (A*D*E)
						Bonus
	Bonus	Corporate	Corporate	Individual	Individual	Awarded
	Potential as a	Performance	Performance	Performance	Performance	as a % of
Officer and Position	% of Salary	Weighting	Factor	Weighting	Factor	Salary
Thomas B. Okarma, Ph.D., M.D.
Former President and Chief Executive Officer	60%	80%	0.855	20%	1.0	53%
David L. Greenwood
President, Interim Chief Executive Officer and
Chief Financial Officer	45%	80%	0.855	20%	1.0	40%
Stephen M. Kelsey, M.D., F.R.C.P., F.R.C.Path.
Executive Vice President, Chief Medical
Officer, Oncology	45%	80%	0.855	20%	1.0	40%
Melissa A. Behrs
Senior Vice President, Oncology Therapeutic
Development	40%	80%	0.855	20%	1.0	35%
Jane S. Lebkowski, Ph.D.
Senior Vice President, Chief Scientific Officer,
Cell Therapies	40%	80%	0.855	20%	1.0	35%

Long-Term Incentive Awards

     Stock option grants and restricted stock awards from the 2002 Equity Incentive Plan encourage employee ownership in Geron, link pay with performance and align interests of stockholders and employees. Without sustained growth and positive stock price performance, all our employees, including the executive officers, carry the risk that they will not be able to realize significant gains from their equity-based awards. The Compensation Committee determines the size of the stock option grant and restricted stock award according to each executive’s position within the Company and sets a level it considers appropriate to create an opportunity for reward predicated on increasing stockholder value. The Compensation Committee takes into account an individual’s performance history and his or her potential for future responsibility and promotion. Other factors include long-term incentives previously granted, the amount of actual versus theoretical equity value per year that has been derived to date by the individual, the current actual value of the unvested equity grants for each individual, the percentage of stock option grants with exercise prices greater than the Company’s stock price and the number of stock option grants that have expired unexercised as a result of market conditions. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion. There is no set formula for the granting of stock options or other equity awards to individual executive officers or employees.

     Historically, long-term incentive awards consisted primarily of stock options. However, in recent years there has been rapid evolution of practices relating to long-term incentive awards among companies with which the Company competes. Like many of these companies, in 2007 the Company began to utilize a mix of stock options and restricted stock awards for all employees, including the executive officers. A number of factors contributed to the shift in higher use of restricted stock grants including:
  the desire to provide employees with the opportunity to receive and maintain an equity interest in the Company;

  the opportunity to increase employee and stockholder benefit through a diversity of types and designs of equity awards;

  reduction of the dilutive impact on shares outstanding in comparison to stock options; and

  recognition of a significant number of stock options with exercise prices above the Company’s current stock price.
     To further our compensation philosophy of linking compensation with performance, the Compensation Committee granted performance-based restricted stock awards (PSAs) in 2010 to certain employees, including the executive officers, and members of the Board. The vesting for these PSAs is based on the achievement of certain corporate objectives and market price thresholds of our common stock. These PSAs either will not vest at all or will vest 100% upon achievement of the specified performance criteria as certified by the Compensation Committee.

Equity Grant Practices and Vesting Conditions

     The Company has a consistent approach to equity granting practices. Stock option grants to all newly hired employees are made on the third Wednesday of the month following the new employee’s hire date. To facilitate this practice, the Compensation Committee has authorized the Chief Executive Officer as the sole member of the Stock Option Committee to approve individual stock option grants up to 50,000 shares to non-executive employees. Restricted stock awards and stock option grants greater than 50,000 shares or for executive officers must be approved by the Compensation Committee. The exercise price of all stock options is equal to the closing price of Geron Common Stock as reported by the Nasdaq Global Select Market on the date of grant so that the recipient will not earn any compensation from his or her options unless our share price increases above the exercise price; thus aligning the interests of our stockholders, and our employees and executives, during their employment, for the long-term success of the Company. Geron’s standard practice is to grant options that vest monthly over four years from the date of grant, provided the employee continues to provide services to the Company.

     Annual equity awards to all employees, including the executive officers, are typically granted on the same date of the Annual Meeting of Stockholders, which is also the date that non-employee board members receive their equity awards in accordance with the 2006 Directors Plan. The exercise price for the annual stock option grants is equal to the closing price of Geron Common Stock as reported by the Nasdaq Global Select Market on the date of grant and the vest schedule is monthly over four years from the date of grant, provided the employee continues to provide services to the Company. For restricted stock awards, the vesting schedule is typically annually over four years from the date of grant, provided the employee continues to provide services to the Company.

2010 Compensation Decisions

     In May 2010, the Compensation Committee granted a mix of stock options and restricted stock awards to all Geron employees, including executive officers. The Compensation Committee first pre-approved a grant matrix, based on employee base salary, level and individual performance ratings at the end of 2009, which determined the number of options that may be awarded to each employee, including executive officers. Once the number of stock options for each employee was determined, that number was then reduced by 50%. The restricted stock award for each employee, including the executive officers, was equal to one-half of the reduced option grant.

     In July 2010, the Compensation Committee granted four types of performance-based restricted stock awards (PSAs) to certain employees, including executive officers, and members of the Board. The vesting of each PSA is linked to the achievement of specific corporate objectives during a three-year performance period which must be certified by the Compensation Committee. Allocation of the PSAs amongst employees, including the executive officers and members of the Board, was based on the potential contributions, accountability and influence an individual had on a particular corporate objective, with 60% of the aggregate total award being linked to the accomplishment of specific business objectives and the remaining 40% linked to the accomplishment of certain market price thresholds. Except for Dr. Okarma, approximately 80% of the PSAs based on the accomplishment of specific business objectives were tied to a single primary objective for which the executive officer has the most influence and the remaining 20% was evenly allocated between the other two criteria. For Dr. Okarma, the allocation was evenly distributed amongst the three business objectives since he would have influence on all of them. Performance criteria for 2010 PSA grants are described below:
  Clinical development milestone related to Phase 2 clinical trial data for the imetelstat program;

  Clinical development milestone related to Phase 1 clinical trial data for the GRNOPC1 program;

  Completion of specific strategic initiative related to the Company’s cell therapy programs; and

  Attainment of a market price threshold of our Common Stock within 24 months and a higher market price threshold of our Common Stock within 36 months.
     See section “Grants of Plan-Based Awards” on page 50 for additional information regarding stock option grants, restricted stock awards and performance-based restricted stock awards to Named Executive Officers in 2010.

Other Benefits

     Geron offers a comprehensive array of benefit programs to its employees, including Named Executive Officers. These include:
  Comprehensive medical, dental, vision coverage and life insurance;

  A cafeteria plan administered pursuant to Section 125 of the Internal Revenue Code of 1986, as amended (the Code). The cafeteria plan includes Geron’s medical and dental insurance, medical reimbursement, and dependent care reimbursement plans;

  A 401(k) plan. In 2010, the Company matched 100% of each employee’s annual contributions in Geron Common Stock, subject to a four-year vesting schedule from the employee’s start date; and

  The Purchase Plan, which is implemented and administered pursuant to Section 423 of the Code.
     Executive officers pay for 30% of their health premium cost which is deducted from their gross salary. Other employees pay either 16% or 25% of their health premium cost.

     The Company does not offer any pension plans or health benefits during retirement.

Severance and Change in Control Benefits

     In September 2002, the Board approved a Change of Control Severance Plan (the Severance Plan) that became effective on January 21, 2003 and was subsequently revised in October 2006 and December 2008. The Severance Plan applies to all employees, and provides for each employee to receive a severance payment upon a triggering event following a change of control. A triggering event is defined as an event where (i) an employee is terminated by the Company without cause in connection with a change of control or within 12 months following a change of control; or (ii) an employee is not offered comparable employment (new or continuing) by the Company or the Company’s successor or acquirer within 30 days after the change of control or any employment offer is rejected; or (iii) after accepting (or continuing) employment with the Company after a change of control, an employee resigns within six months following a change of control due to a material change in the terms of employment. Severance payments range from three to 18 months of base salary, depending on the employee’s position with the Company, payable in a lump sum payment. Severance payment would be 18 months for the Chief Executive Officer and 15 months for the Named Executive Officers. In addition to a cash payment, the Company will also pay the COBRA health insurance premiums for each employee through the earlier of the end of his or her severance period or the time that the employee obtains other coverage. Change of control provisions in the Severance Plan are intended to allow executives to focus their attention on our business operations in the face of the potentially disruptive impact of a proposed change of control transaction, to assess takeover bids objectively without regard to the potential impact on their own job security and to allow for a smooth transition in the event of a change of control of the Company.

     In the event of a merger, acquisition or similar change in control of the Company, the 1992 Stock Option Plan, the 1996 Directors’ Stock Option Plan, the 2002 Equity Incentive Plan and the 2006 Directors Plan provide that each outstanding option and award will accelerate so that each option will be fully exercisable for all of the shares subject to such option immediately prior to the effective date of the transaction and each other type of award shall be fully vested. In addition, upon the occurrence of such transaction, the 2002 Equity Incentive Plan provides that all of the outstanding repurchase rights of the Company with respect to shares of Common Stock acquired upon exercise of options granted, as well as shares of restricted stock, under the 2002 Equity Incentive Plan (and the proposed 2011 Incentive Award Plan) will terminate.

     In January 2003, the Company entered into employment agreements with certain executive officers and key employees which were amended in 2008 to comply with the requirements of Code Section 409A. These agreements provide for severance pay, in lump-sum payment, equal to a percentage of annual salary (150% in the case of the Chief Executive Officer, 125% in the case of the Chief Financial Officer, and 110% in the case of each of the other executive officers) plus benefits continuation for one year to the affected executive officer in the event his or her employment is terminated involuntarily without cause. Payments under these agreements are to be reduced by the amount of any payments made under the Severance Plan previously described. The employment agreements provide that such executive officers may not interfere with the business of the Company by soliciting or attempting to solicit any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for any competitor of the Company. The Compensation Committee believes that these severance benefits remain essential to fulfill our objective to recruit, retain and develop key management talent in the competitive market. These arrangements enable the Company to recruit and retain high-quality new management talent because they provide reasonable protection to the executive in the event that he or she is not retained under limited circumstances.

     In conjunction with the implementation of the new leadership structure, Thomas B. Okarma, Ph.D., M.D. left as Geron’s President and Chief Executive Officer and as a member of the Board, effective February 8, 2011. On February 11, 2011, the Company and Dr. Okarma entered into a Transition and Separation Agreement (the Separation Agreement), effective as of February 19, 2011, that provides for, among other things, a lump-sum cash severance payment of $802,500 and up to 12 months of continued health care coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), which he is entitled to receive in connection with his termination of employment under his 2003 employment agreement, and the full acceleration of vesting and exercisability of previously unvested stock options to purchase up to 264,169 shares of the Company’s common stock. In addition, the exercise period of all stock options held by Dr. Okarma was extended to the earlier of February 8, 2014 and the original expiration date of such stock option. As consideration, Dr. Okarma has provided the Company with a general release of claims against the Company. In addition, pursuant to the Separation Agreement, Dr. Okarma has agreed to serve as a non-exclusive independent consultant to the Company until July 9, 2013 and will receive for such services an aggregate of $401,250 in consulting fees, payable in quarterly installments, and a lump-sum cash payment of $72,000 that is intended to compensate Dr. Okarma for expenses incurred by him in connection with office space and administrative support during the consulting period. Dr. Okarma is also entitled to continued vesting of 170,000 shares of unvested restricted stock awards such that the shares will become vested in full on August 8, 2011 if Dr. Okarma continues to serve as a consultant to the Company through such time, and 337,500 shares of performance-based restricted stock will remain eligible for vesting based on Dr. Okarma’s continued service as a consultant and in accordance with the original terms of the award if the respective performance conditions are achieved by July 9, 2013. The Company is also obligated to pay Dr. Okarma $24,000, which is intended to compensate him for healthcare benefits not covered by Medicare and up to $12,500 for the reimbursement of legal fees. The indemnification and confidentiality provisions of his 2003 employment agreement with the Company remain in full force and effect.

Perquisites

     Executive officers receive limited perquisites consisting of limited tax and financial planning services. We believe that providing these benefits is a relatively inexpensive way to enhance the competitiveness of the executive’s compensation package.

Tax and Accounting Implications for Executive Compensation

     The Compensation Committee is responsible to address the issues raised by Section 162(m) of the Code, which makes certain “non-performance-based” compensation to certain executives of the Company in excess of $1,000,000 non-deductible to the Company. To qualify as “performance-based” under Section 162(m), compensation payments must be determined pursuant to a plan, by a committee of at least two “outside” directors (as defined in the regulations promulgated under the Code) and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by stockholders and the outside directors or the Compensation Committee, as applicable, must certify that the performance goals were achieved before payments can be awarded.

     The Compensation Committee will continue to examine the effects of Section 162(m), to monitor the level of compensation paid to the Company’s executive officers and take appropriate action in response to the provisions of Section 162(m) to the extent practicable while maintaining competitive compensation practices. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee reserves the right to recommend and award compensation that is not deductible under Section 162(m).

     In addition to considering the tax consequences, the Compensation Committee considers the accounting consequences of, including the impact of expenses being recognized in connection with equity awards, its decisions in determining the size and form of different equity-based awards.

COMPENSATION COMMITTEE REPORT(1)

     Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2010.

     Submitted on February 22, 2011 by the members of the Compensation Committee of the Board of Directors:

Alexander E. Barkas, Ph.D.	Compensation Committee Chair
Thomas Hofstaetter, Ph.D.	Compensation Committee Member
____________________

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Exchange Act of 1934, as amended (the Exchange Act), or the Securities Act of 1933, as amended (the Securities Act), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION TABLES

2010 Summary Compensation Table

     The following table includes information concerning compensation for the years ended December 31, 2010, 2009 and 2008 to the Principal Executive Officer, Principal Financial Officer and the three most highly compensated executive officers of the Company (our “Named Executive Officers”).

						All
				Stock	Option	Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(2)	($)(1)	($)(1)	($)(3)	($)
Thomas B. Okarma, Ph.D., M.D(4)	2010	$535,000	$283,800	$666,800	$287,410	$16,368	$1,789,378
Former President and Chief	2009	535,000	282,500	717,200	1,551,558	15,742	3,102,000
Executive Officer	2008	535,000	280,900	198,500	788,750	14,508	1,817,658
David L. Greenwood(5)
President, Interim Chief	2010	$415,000	$165,100	$555,975	$215,558	$38,498	$1,390,131
Executive Officer and Chief	2009	415,000	164,300	570,500	606,356	36,817	1,792,973
Financial Officer	2008	415,000	163,400	148,875	607,114	36,623	1,371,012
Stephen M. Kelsey, M.D., F.R.C.P,
F.R.C.Path(6)
Executive Vice President,	2010	$400,000	$159,100	$555,975	$215,558	$36,697	$1,367,330
Chief Medical Officer, Oncology	2009	272,821	158,400	193,600	735,060	12,101	1,371,982
Melissa A. Behrs	2010	$320,000	$113,200	$400,450	$172,446	$38,219	$1,044,315
Senior Vice President, Oncology	2009	320,000	112,600	423,800	249,676	37,067	1,143,143
Therapeutic Development	2008	320,000	112,000	99,250	131,459	33,971	696,680
Jane S. Lebkowski, Ph.D.
Senior Vice President,	2010	$335,000	$118,500	$489,850	$143,705	$35,827	$1,122,882
Chief Scientific Officer	2009	335,000	117,900	423,800	374,514	35,200	1,286,414
Cell Therapies	2008	335,000	117,300	99,250	194,627	32,271	778,448
____________________

(1)	Amounts represent the aggregate grant date fair value of stock awards and option awards granted during fiscal years 2010, 2009 and 2008. For additional information, refer to Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 regarding assumptions underlying the valuation of equity awards and the calculation method. For 2010, amounts shown under the “Stock Awards” column excludes the grant date fair value for performance-based restricted stock awards of 202,500 shares for Dr. Okarma, 180,000 shares each for Mr. Greenwood, Dr. Kelsey and Dr. Lebkowski and 135,000 shares for Ms. Behrs, granted in 2010 that vest upon attainment of certain performance conditions based upon the probable outcome of the performance conditions, which is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. The grant date fair value of the restricted stock awards with performance-related and market-related conditions determined in accordance with FASB ASC Topic 718 based upon achieving maximum level of performance under the respective performance or market conditions is $1,410,750, $1,254,000, $1,254,000, $940,500 and $1,254,000 for Dr. Okarma, Messrs. Greenwood and Kelsey, Ms. Behrs and Dr. Lebkowski, respectively. Refer to the supplemental table on page 52 for information as to each Named Executive Officers unvested stock award holdings and vested and unvested stock option holdings and page 50 for the number of stock awards and option awards granted during 2010.

(2)	Amounts represent cash payments for Annual Incentive Awards. See discussion on page 39.

(3)	Amounts shown include: (i) the net portion of life and health insurance premiums paid by the Company; (ii) the matching contributions made to the Geron 401(k) Plan on behalf of the Named Executive Officers; and (iii) contributions toward tax return preparation services as follows:

			401(k) Match	Tax Return
Name	Year	Premiums ($)	($)(a)	Preparation ($)	Total ($)
Thomas B. Okarma, Ph.D., M.D.	2010	$13,868	$—	$2,500	$16,368
	2009	13,242	—	2,500	15,742
	2008	12,008	—	2,500	14,508
David L. Greenwood	2010	$13,868	$22,000	$2,630	$38,498
	2009	13,242	22,000	1,575	36,817
	2008	12,008	20,500	4,115	36,623
Stephen M. Kelsey, M.D., F.R.C.P, F.R.C.Path.	2010	$19,045	$16,500	$1,152	$36,697
	2009	12,101	—	—	12,101
Melissa A. Behrs	2010	$19,219	$16,500	$2,500	$38,219
	2009	18,067	16,500	2,500	37,067
	2008	15,971	15,500	2,500	33,971
Jane S. Lebkowski, Ph.D.	2010	$13,827	$22,000	$ —	$35,827
	2009	13,200	22,000	—	35,200
	2008	11,771	20,500	—	32,271
____________________

(a)	Under Geron’s 401(k) Plan, all participating employees may contribute up to the annual Internal Revenue Service contribution limit. In December 2010, 2009 and 2008, the Board approved a matching contribution equal to 100% of each employee’s annual contributions during 2010, 2009 and 2008, respectively. The matching contribution is invested in Geron Common Stock and vests ratably over four years for each year of service completed by the employee, commencing from the date of hire, until it is fully vested when the employee has completed four years of service. The 2010 match was made on January 3, 2011 at $5.26 per share. The 2009 match was made on January 4, 2010 at $6.22 per share. The 2008 match was made on January 2, 2009 at $4.82 per share.

(4)	Dr. Okarma separated employment from the Company in February 2011.

(5)	Mr. Greenwood was appointed President, Interim Chief Executive Officer and Chief Financial Officer in February 2011. Previously, he was Executive Vice President and Chief Financial Officer.

(6)	Dr. Kelsey joined the Company in April 2009.

Grants of Plan-Based Awards for 2010

     The following table sets forth information with respect to the stock options and restricted stock awards granted during the year ended December 31, 2010 to each of the Named Executive Officers as listed in the Summary Compensation Table shown under the caption “Executive Compensation Tables.”

					All	All
					Other	Other
					Option	Stock	Exercise
					Awards:	Awards:	or Base	Grant Date
					Number of	Number of	Price	Fair Value of
		Estimated Future Payouts Under			Securities	Shares of	of Stock	Stock and
		Equity Incentive Plan Awards			Underlying	Stock or	Option	Option
		Threshold	Target	Maximum	Options	Units	Awards	Awards
Name	Grant Date	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(1)
Thomas B. Okarma, Ph.D., M.D.	5/19/10(2)	—	—	—	100,000	—	$5.29	$287,410
	5/19/10(3)	—	—	—	—	50,000	—	264,500
	7/9/10(5)	—	67,500	—	—	—	—	336,150
	7/9/10(6)	—	67,500	—	—	—	—	336,150
	7/9/10(7)	—	67,500	—	—	—	—	336,150
	7/9/10(8)	—	135,000	—	—	—	—	402,300
David L. Greenwood	5/19/10(2)	—	—	—	75,000	—	$5.29	$215,558
	5/19/10(3)	—	—	—	—	37,500	—	198,375
	7/9/10(5)	—	20,000	—	—	—	—	99,600
	7/9/10(6)	—	20,000	—	—	—	—	99,600
	7/9/10(7)	—	140,000	—	—	—	—	697,200
	7/9/10(8)	—	120,000	—	—	—	—	357,600
Stephen M. Kelsey, M.D., F.R.C.P,	5/19/10(2)	—	—	—	75,000	—	$5.29	$215,558
F.R.C.Path	5/19/10(3)	—	—	—	—	37,500	—	198,375
	7/9/10(5)	—	140,000	—	—	—	—	697,200
	7/9/10(6)	—	20,000	—	—	—	—	99,600
	7/9/10(7)	—	20,000	—	—	—	—	99,600
	7/9/10(8)	—	120,000	—	—	—	—	357,600
Melissa A. Behrs	5/19/10(2)	—	—	—	50,000	—	$5.29	$143,705
	5/19/10(4)	—	—	—	10,000	—	$5.29	28,741
	5/19/10(3)	—	—	—	—	25,000	—	132,250
	7/9/10(5)	—	105,000	—	—	—	—	522,900
	7/9/10(6)	—	15,000	—	—	—	—	74,700
	7/9/10(7)	—	15,000	—	—	—	—	74,700
	7/9/10(8)	—	90,000	—	—	—	—	268,200
Jane S. Lebkowski, Ph.D.	5/19/10(2)	—	—	—	50,000	—	$5.29	$143,705
	5/19/10(3)	—	—	—	—	25,000	—	132,250
	7/9/10(5)	—	20,000	—	—	—	—	99,600
	7/9/10(6)	—	130,000	—	—	—	—	647,400
	7/9/10(7)	—	30,000	—	—	—	—	149,400
	7/9/10(8)	—	120,000	—	—	—	—	357,600

____________________

(1)	Amounts represent the grant date fair value of stock options and restricted stock awards calculated in accordance with FASB ASC Topic 718. For additional information, refer to Note 8 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 regarding assumptions underlying the valuation of equity awards and the calculation method.

(2)	Options are exercisable in a series of 48 equal consecutive monthly installments commencing May 19, 2010, provided the executive continues to provide services to the Company.

(3)	Restricted stock awards vest in a series of four equal consecutive annual installments commencing May 28, 2010, provided the executive continues to provide services to the Company.

(4)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing June 2, 2010, provided the executive continues to provide services to the Company.

(5)	Restricted stock awards vest in full upon achievement of a clinical development milestone related to Phase 2 clinical trial data for the imetelstat program during a three-year performance period.

(6)	Restricted stock awards vest in full upon achievement of a clinical development milestone related to Phase 1 clinical trial data for the GRNOPC1 program during a three-year performance period.

(7)	Restricted stock awards vest in full upon completion of a specific strategic initiative related to the Company’s cell therapy programs during a three-year performance period.

(8)	Restricted stock awards vest upon attainment of a market price threshold of our Common Stock within 24 months and a higher market price threshold of our Common Stock within 36 months.

Further information on performance criteria is provided on page 45.

Outstanding Equity Awards Value at Fiscal Year-End

     The following table includes information with respect to the value of all outstanding equity awards previously awarded to the Named Executive Officers as of December 31, 2010.

			Option Awards				Stock Awards
												Equity
												Incentive
											Equity	Plan
											Incentive	Awards:
											Plan	Market or
											Awards:	Payout
											Number	Value of
											of	Unearned
											Shares,	Shares,
			Number	Number						Market	Units or	Units or
			of	of					Number of	Value of	Other	Other
			Securities	Securities					Shares or	Shares	Rights	Rights
			Underlying	Underlying					Units of	or Units of	That	That
			Unexercised	Unexercised	Option				Stock	Stock	Have	Have
			Options	Options	Exercise	Option			That Have	That Have	Not	Not
	Grant		Exercisable	Unexercisable	Price	Expiration	Grant		Not Vested	Not Vested	Vested	Vested
Name	Date		(#)	(#)	($)	Date	Date		(#)	($)(1)	(#)	($)(1)
Thomas B. Okarma,	1/26/01	(2)	150,000	—	$18.63	1/26/11	5/23/07	(11)	12,500	$64,875
Ph.D., M.D.(19)	12/14/01	(3)	90,000	—	$8.23	12/14/11	5/28/08	(11)	25,000	$129,750
	6/27/02	(3)	60,000	—	$8.23	6/27/12	5/29/09	(11)	37,500	$194,625
	9/5/02	(2)	245,000	—	$3.76	9/5/12	5/29/09	(12)	45,000	$233,550
	5/30/03	(2)	100,000	—	$5.08	5/30/13	5/19/10	(11)	50,000	$259,500
	5/27/04	(2)	100,000	—	$7.56	5/27/14	7/9/10	(15)			67,500	$350,325
	5/6/05	(2)	110,000	—	$6.40	5/6/15	7/9/10	(16)			67,500	$350,325
	5/24/06	(2)	175,000	—	$6.63	5/24/16	7/9/10	(17)			67,500	$350,325
	5/23/07	(2)	89,583	10,417	$9.32	5/23/17	7/9/10	(18)			135,000	$700,650
	5/28/08	(2)	64,583	35,417	$3.97	5/28/18
	5/28/08	(4)	285,000	—	$3.97	5/28/18
	5/29/09	(2)	39,583	60,417	$6.52	5/29/19
	5/29/09	(6)	27,708	7,292	$6.52	5/29/19
	5/29/09	(7)	212,500	87,500	$6.52	5/29/19
	5/19/10	(2)	14,583	85,417	$5.29	5/19/20
David L. Greenwood(20)	1/26/01	(2)	80,000	—	$18.63	1/26/11	5/23/07	(11)	9,375	$48,656
	12/14/01	(3)	75,000	—	$8.23	12/14/11	5/28/08	(11)	18,750	$97,313
	6/27/02	(3)	50,000	—	$8.23	6/27/12	5/29/09	(11)	28,125	$145,969
	9/5/02	(2)	145,000	—	$3.76	9/5/12	5/29/09	(12)	37,500	$194,625
	5/30/03	(2)	75,000	—	$5.08	5/30/13	5/19/10	(11)	37,500	$194,625
	5/27/04	(2)	75,000	—	$7.56	5/27/14	7/9/10	(15)			20,000	$103,800
	5/6/05	(2)	85,000	—	$6.40	5/6/15	7/9/10	(16)			20,000	$103,800
	5/24/06	(2)	125,000	—	$6.63	5/24/16	7/9/10	(17)			140,000	$726,600
	5/23/07	(2)	67,188	7,812	$9.32	5/23/17	7/9/10	(18)			120,000	$622,800
	5/28/08	(2)	48,438	26,562	$3.97	5/28/18
	5/28/08	(4)	221,341	—	$3.97	5/28/18
	5/29/09	(2)	29,688	45,312	$6.52	5/29/19
	5/29/09	(6)	27,708	7,292	$6.52	5/29/19
	5/29/09	(8)	11,667	8,333	$6.52	5/29/19
	5/29/09	(9)	20,000	20,000	$6.52	5/29/19
	5/19/10	(2)	10,938	64,062	$5.29	5/19/20
Stephen M. Kelsey, M.D.,	5/20/09	(10)	83,333	116,667	$6.76	5/20/19	4/27/09	(12)	30,000	$155,700
F.R.C.P, F.R.C.Path	5/19/10	(2)	10,938	64,062	$5.29	5/19/20	5/19/10	(11)	37,500	$194,625
							7/9/10	(15)			140,000	$726,600
							7/9/10	(16)			20,000	$103,800
							7/9/10	(17)			20,000	$103,800
							7/9/10	(18)			120,000	$622,800

			Option Awards				Stock Awards
												Equity
												Incentive
											Equity	Plan
											Incentive	Awards:
											Plan	Market or
											Awards:	Payout
											Number	Value of
											of	Unearned
											Shares,	Shares,
			Number	Number						Market	Units or	Units or
			of	of					Number of	Value of	Other	Other
			Securities	Securities					Shares or	Shares	Rights	Rights
			Underlying	Underlying					Units of	or Units of	That	That
			Unexercised	Unexercised	Option				Stock	Stock	Have	Have
			Options	Options	Exercise	Option			That Have	That Have	Not	Not
	Grant		Exercisable	Unexercisable	Price	Expiration	Grant		Not Vested	Not Vested	Vested	Vested
Name	Date		(#)	(#)	($)	Date	Date		(#)	($)(1)	(#)	($)(1)
Melissa A. Behrs	1/26/01	(2)	20,000	—	$18.63	1/26/11	5/23/07	(11)	6,250	$32,438
	12/14/01	(3)	32,500	—	$8.23	12/14/11	5/28/08	(11)	12,500	$64,875
	4/8/02	(2)	15,000	—	$7.49	4/8/12	5/29/09	(11)	18,750	$97,313
	9/5/02	(2)	18,961	—	$3.76	9/5/12	5/29/09	(12)	30,000	$155,700
	5/30/03	(2)	17,968	—	$5.08	5/30/13	5/19/10	(11)	25,000	$129,750
	5/27/04	(2)	37,500	—	$7.56	5/27/14	7/9/10	(15)			105,000	$544,950
	5/6/05	(2)	60,000	—	$6.40	5/6/15	7/9/10	(16)			15,000	$77,850
	5/24/06	(2)	60,000	—	$6.63	5/24/16	7/9/10	(17)			15,000	$77,850
	5/23/07	(2)	44,792	5,208	$9.32	5/23/17	7/9/10	(18)			90,000	$467,100
	5/28/08	(2)	32,292	17,708	$3.97	5/28/18
	5/28/08	(13)	14,167	—	$3.97	5/28/18
	5/29/09	(2)	19,792	30,208	$6.52	5/29/19
	5/29/09	(9)	10,000	10,000	$6.52	5/29/19
	5/19/10	(2)	7,292	42,708	$5.29	5/19/20
	5/19/10	(14)	2,500	7,500	$5.29	5/19/20
Jane S. Lebkowski, Ph.D.	1/26/01	(2)	75,000	—	$18.63	1/26/11	5/23/07	(11)	6,250	$32,438
	12/14/01	(3)	54,000	—	$8.23	12/14/11	5/28/08	(11)	12,500	$64,875
	6/27/02	(3)	36,000	—	$8.23	6/27/12	5/29/09	(11)	18,750	$97,313
	9/5/02	(2)	70,000	—	$3.76	9/5/12	5/29/09	(12)	30,000	$155,700
	5/30/03	(2)	37,500	—	$5.08	5/30/13	5/19/10	(11)	25,000	$129,750
	5/27/04	(2)	50,000	—	$7.56	5/27/14	7/9/10	(15)			20,000	$103,800
	5/6/05	(2)	60,000	—	$6.40	5/6/15	7/9/10	(16)			130,000	$674,700
	5/24/06	(2)	75,000	—	$6.63	5/24/16	7/9/10	(17)			30,000	$155,700
	5/23/07	(2)	44,792	5,208	$9.32	5/23/17	7/9/10	(18)			120,000	$622,800
	5/28/08	(2)	32,292	17,708	$3.97	5/28/18
	5/28/08	(5)	45,000	—	$3.97	5/28/18
	5/29/09	(2)	19,792	30,208	$6.52	5/29/19
	5/29/09	(6)	7,917	2,083	$6.52	5/29/19
	5/29/09	(8)	11,667	8,333	$6.52	5/29/19
	5/29/09	(9)	12,500	12,500	$6.52	5/29/19
	5/19/10	(2)	7,292	42,708	$5.29	5/19/20
____________________

(1)	Amounts represent an estimate of the market value of unvested restricted stock awards as of December 31, 2010, assuming a market value of $5.19 per share.

(2)	Options are exercisable in a series of 48 equal consecutive monthly installments commencing on the date of grant provided the executive continues to provide services to the Company.

(3)	Options are exercisable in a series of 48 equal consecutive monthly installments commencing in January 2002, provided the executive continues to provide services to the Company.

(4)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing in September 2008, provided the executive continues to provide services to the Company.

(5)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing in May and September 2008, provided the executive continues to provide services to the Company.

(6)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing in May 2009, provided the executive continues to provide services to the Company.

(7)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing in July 2009, provided the executive continues to provide services to the Company.

(8)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing in October 2009, provided the executive continues to provide services to the Company.

(9)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing in December 2009, provided the executive continues to provide services to the Company.

(10)	Option is exercisable as follows: 25,000 shares on October 27, 2009, the remaining 175,000 shares become exercisable in a series of 42 equal consecutive monthly installments commencing October 27, 2009.

(11)	Restricted stock awards vest in four equal annual installments commencing on the date of grant, provided the executive continues to provide services to the Company.

(12)	Restricted stock awards vest over two years with 25% of the total award vesting on the first anniversary of the date of grant and the remaining 75% on the second anniversary of the date of grant, provided the executive continues to provide services to the Company.

(13)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing in October 2008, provided the executive continues to provide services to the Company.

(14)	Options are exercisable in a series of 24 equal consecutive monthly installments commencing in June 2010, provided the executive continues to provide services to the Company.

(15)	Restricted stock awards vest in full upon achievement of a clinical development milestone related to Phase 2 clinical trial data for the imetelstat program during a three-year performance period.

(16)	Restricted stock awards vest in full upon achievement of a clinical development milestone related to Phase 1 clinical trial data for the GRNOPC1 program during a three-year performance period.

(17)	Restricted stock awards vest in full upon completion of a specific strategic initiative related to the Company’s cell therapy programs during a three-year performance period.

(18)	Restricted stock awards vest in full following a three-year performance period upon attainment of a market price threshold of our Common Stock within 24 months and a higher market price threshold of our Common Stock within 36 months.

(19)	Dr. Okarma separated employment from the Company in February 2011.

(20)	Mr. Greenwood was appointed President, Interim Chief Executive Officer and Chief Financial Officer in February 2011. Previously, he was Executive Vice President and Chief Financial Officer.

Option Exercises and Stock Awards Vested in 2010

     The following table includes certain information with respect to the options exercised and restricted stock awards vested by the Named Executive Officers during the year ended December 31, 2010.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
	On Exercise	Exercise	On Vesting	Vesting
Name	(#)	($)	(#)	($)
Thomas B. Okarma, Ph.D., M.D.	—	$ —	52,500	$275,450
David L. Greenwood	—	$ —	40,625	$213,188
Stephen M. Kelsey, M.D., F.R.C.P, F.R.C.Path.	—	$ —	10,000	$56,300
Melissa A. Behrs	—	$ —	28,750	$150,925
Jane S. Lebkowski, Ph.D.	—	$ —	28,750	$150,925

Pension Benefits

     None of the Named Executive Officers participates in or has an account balance under qualified or non-qualified defined benefit plans sponsored by the Company.

Non-Qualified Deferred Compensation

     None of the Named Executive Officers participates in or has an account balance under non-qualified defined contribution plans or other deferred compensation plans maintained by the Company.

Potential Payments Upon Termination or Change in Control

     See discussion of potential payments upon termination or change in control in the section entitled, “Compensation Discussion and Analysis—Severance and Change in Control Benefits.”

     The table below summarizes the potential payments under the Severance Plan, individual employment agreements for the Named Executive Officers and the Company’s equity plans if a qualifying termination and/or change in control event occurred on December 31, 2010:

		Before Change in
		Control	After Change in Control
		Termination w/o	Termination w/o
		Cause or	Cause or	Change
Officer and Position	Benefit	for Good Reason(1)	for Good Reason(2)(3)	in Control(3)
Thomas B. Okarma, Ph.D., M.D.(4)	Severance	$802,500	$802,500
Former President and Chief	Benefits	13,868	27,496
Executive Officer	Option and
	Restricted
	Stock Vesting	—	3,464,975	$3,464,975
Total		$816,368	$4,294,971	$3,464,975
David L. Greenwood(5)	Severance	$518,750	$518,750
President, Interim Chief	Benefits	13,868	22,914
Executive Officer and	Option and
Chief Financial Officer	Restricted
	Stock Vesting	—	2,815,324	$2,815,324
Total		$532,618	$3,356,988	$2,815,324
Stephen M. Kelsey, M.D., F.R.C.P, F.R.C.Path.	Severance	$—	$500,000
Executive Vice President,	Benefits	—	31,775
Chief Medical Officer, Oncology	Option and
	Restricted
	Stock Vesting	—	1,907,325	$1,907,325
Total		$—	$2,439,100	$1,907,325
Melissa A. Behrs	Severance	$352,000	$400,000
Senior Vice President,	Benefits	19,219	31,993
Oncology Therapeutic	Option and
Development	Restricted
	Stock Vesting	—	1,755,199	$1,755,199
Total		$371,219	$2,187,192	$1,755,199
Jane S. Lebkowski, Ph.D.	Severance	$368,500	$418,750
Senior Vice President,	Benefits	13,827	22,862
Chief Scientific Officer,	Option and
Cell Therapies	Restricted
	Stock Vesting	—	2,257,200	$2,257,200
Total		$382,327	$2,698,812	$2,257,200

____________________

(1)	Amounts represent lump sum severance payments and continued benefits that could be paid to the Named Executive Officer under such executive’s employment agreement as of December 31, 2010.

(2)	Amounts represent lump sum payments and continued benefits that could be paid to the Named Executive Officer under the Company’s Severance Plan in the event of a qualifying termination in connection with a change in control on December 31, 2010. Any payments made under the Named Executive Officer’s employment agreement would be deducted from payments due under the Severance Plan.

(3)	Amounts represent an estimate of the intrinsic value of options that would become fully vested and exercisable and restricted stock awards that would fully vest upon a change of control based on a market value of $5.19 per share of common stock as of December 31, 2010.

(4)	Dr. Okarma separated employment from the Company in February 2011. See “2010 Compensation Decisions—Severance and Change in Control Benefits” for a description of the benefits Dr. Okarma is entitled to in connection with his separation.

(5)	Mr. Greenwood was appointed President, Interim Chief Executive Officer and Chief Financial Officer in February 2011. Previously, he was Executive Vice President and Chief Financial Officer.

CERTAIN TRANSACTIONS

     There has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any current director, executive officer, holder of more than 5% of the Company’s Common Stock or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest other than compensation arrangements, described under the caption “Executive Compensation,” and the transactions described below.

     The Company has entered into indemnity agreements with all of its officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason for his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s Bylaws.

Policies and Procedures

     Our Audit Committee is responsible for reviewing and approving, in advance, all related party transactions. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is available on our website at http://www.geron.com in the Investors section under “Corporate Governance.” To identify related party transactions, each year, our directors and officers complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. In addition, our Nominating Committee Charter determines, on an annual basis, which members of our Board meet the definition of independent director as defined in Nasdaq Rule 5605(a)(2). This obligation is set forth in writing in the Nominating Committee charter. A copy of the Nominating charter is available on our website at http://www.geron.com in the Investors section under “Corporate Governance.” Our Nominating Committee reviews and discusses any relationships with directors that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. Finally, our Code of Conduct establishes the corporate standards of behavior for all our employees, officers, and directors and sets our expectations of contractors and agents. The Code of Conduct is available on our website at http://www.geron.com in the Investors section under “Corporate Governance.” Our Code of Conduct requires any person who becomes aware of any departure from the standards in our Code of Conduct to report his or her knowledge promptly to a supervisor or an attorney in the legal department.

Compensation Committee Interlocks and Insider Participation

     Drs. Barkas and Hofstaetter and Mr. Zenner all served on the Compensation Committee for the fiscal year ended December 31, 2010, except that Mr. Zenner retired from the Board in May 2010. With the exception of Dr. Barkas’ term as President and Chief Executive Officer of the Company from March 1992 until May 1993, neither Drs. Barkas or Hofstaetter nor Mr. Zenner is a former or current officer or employee of the Company or any of its subsidiaries. None of the executive officers serves as a member of a compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee.

CORPORATE GOVERNANCE

     The Company has an ongoing commitment to good governance and business practices. In furtherance of this commitment, the Company regularly monitors developments in the area of corporate governance and reviews its processes and procedures in light of such developments. The Company complies with the rules and regulations promulgated by the SEC and Nasdaq, and implements other corporate governance practices which it believes are in the best interest of the Company and its stockholders.

Code of Conduct

     In 2003, the Company adopted a Code of Conduct (the Code of Conduct), which is available in its entirety on the Company’s website at http://www.geron.com and to any stockholder otherwise requesting a copy. All Company employees, officers, and directors, including the Chief Executive Officer and Chief Financial Officer, are required to adhere to the Code of Conduct in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. Amendments to the Code of Conduct, and any waivers from the Code of Conduct granted to directors or executive officers, will also be made available through the Company’s website as they are adopted.

     In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for the receipt and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. Contact information for the Chairperson of the Audit Committee has been distributed to all employees to allow for the confidential, anonymous submission by its employees of concerns regarding accounting or auditing matters.

Communications with the Board of Directors

     Stockholders wishing to communicate with the Board, or with a specific Board member, may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Board of Directors, c/o David J. Earp, Corporate Secretary, Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025. All mail addressed in this manner will be delivered to the Chair or Chairs of the Committees with responsibilities touching most closely on the matters addressed in the communication. From time to time, the Board may change the process by means of which stockholders may communicate with the Board or its members. Please refer to the Company’s website for any changes to this process.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, Reporting Persons), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal year ended December 31, 2010, all Reporting Persons complied with the applicable filing requirement.

Stockholder Nominations and Proposals for 2012 Annual Meeting

     The Company expects to hold its 2012 Annual Meeting of Stockholders in May 2012. All proposals or director nominations of stockholders intended to be presented at the 2012 Annual Meeting of Stockholders must be directed to the attention of the Company’s Secretary, at the address set forth on the first page of this proxy statement. A stockholder’s notice to include any proposal in the 2012 Annual Meeting of Stockholders must be delivered to the Company’s Secretary not less than 90 days and not more than 120 days before the anniversary date of the immediately preceding annual meeting. For the 2012 Annual Meeting of Stockholders, the notice must be delivered between January 11, 2012 and February 10, 2012. However, if the 2012 Annual Meeting of Stockholders is not within 30 days of May 11, 2012, the notice must be delivered no later than the close of business on the 10th day following the earlier of the day on which the first public announcement of the date of the 2012 Annual Meeting of Stockholders was made or the day the notice of the 2012 Annual Meeting of Stockholders is mailed. In addition, the Company’s Bylaws provide that the stockholder’s notice must include certain information for the person making the proposal or the nomination for director, including:
  name and address;

  the class and number of shares of the Company owned of record or beneficially owned;

  any derivative, swap or other transaction which gives economic risk similar to ownership of shares of the Company;

  any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

  any agreement, arrangement, understanding or relationship, engaged in to increase or decrease the level of risk related to, or the voting power with respect to, shares of the Company;

  any performance-related fees that the proposing/nominating person is entitled to based on any increase or decrease in the value of any shares of the Company; and

  any other information required by the SEC to be disclosed in a proxy statement.
     The stockholder’s notice must also include the following information for each proposed director nominee:
  the same information as for the nominating person set forth above;

  all information required to be disclosed in a proxy statement in connection with election of directors; and

  financial or other relationships between the nominating person and the nominee during the past three years.
     Copies of the Company’s Bylaws may be obtained from the Company’s Secretary.

     Stockholders who wish to submit a proposed nominee to the Nominating Committee should send written notice to Dr. Alexander Barkas, Nominating Committee Chairman, Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025, within the time periods set forth above. Such notification should set forth all information relating to such nominee as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the nomination is being made, and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner. The Nominating Committee will consider stockholder nominees on the same terms as nominees selected by the Nominating Committee.

     The Nominating Committee believes that nominees for election to the Board must possess certain minimum qualifications and attributes. The nominee: 1) must meet the objective independence requirements set forth by the SEC and Nasdaq, 2) must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices, 3) must not be involved in on-going litigation with the Company or be employed by an entity which is engaged in such litigation and 4) must not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct. In addition, the Committee may consider the following criteria, among others:

(i)	experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

(ii)	experience in the Company’s industry and with relevant social policy concerns;

(iii)	experience as a board member of other publicly held companies;

(iv)	expertise in an area of the Company’s operations; and

(v)	practical and mature business judgment, including the ability to make independent analytical inquiries.

     The Nominating Committee does not specifically consider diversity in identifying nominees for election as a director. However, specific experience or expertise that could assist the Company in developing its product candidates provides added value and insight to the Board. In general, the Nominating Committee aspires the Board to be comprised of individuals that represent a diversity of professional experience, perspective and experience, and who portray characteristics of diligence, commitment, mutual respect and professionalism with an emphasis on consensus building. The Board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of board service at the Company.

     Directors are expected to rigorously prepare for, attend and participate in Board meetings and meetings of the Committees of the Board on which they serve, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as an outstanding director.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

David J. Earp, J.D., Ph.D.
Secretary

March 28, 2011

APPENDIX A

GERON CORPORATION
2011 INCENTIVE AWARD PLAN
(Adopted by the Board of Directors, March 2011)

ARTICLE 1.

PURPOSE

     The purpose of the Geron Corporation 2011 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Geron Corporation (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

     Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

     2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

     2.2 “Affiliate” shall mean (a) Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.

     2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

     2.4 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

     2.5 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

     2.6 “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

     2.7 “Board” shall mean the Board of Directors of the Company.

     2.8 “Change in Control” shall mean and includes each of the following:

          (a) as a result of any merger or consolidation, the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 49% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation;

          (b) during any period of twenty-four consecutive calendar months, the individuals who at the beginning of such period constitute the Board, and any new directors whose election by such Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof;

          (c) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the then outstanding shares of Common Stock of the Company;

          (d) any sale of all or substantially all of the assets of the Company; or

          (e) the complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

     2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

     2.10 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 13.1.

     2.11 “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

     2.12 “Company” shall have the meaning set forth in Article 1.

     2.13 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

     2.14 “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

     2.15 “Deferred Stock” shall mean a right to receive Shares awarded under Section 10.4.

     2.16 “Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 10.5.

     2.17 “Director” shall mean a member of the Board, as constituted from time to time.

     2.18 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

     2.19 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

     2.20 “Effective Date” shall mean the date the Plan is approved by the Company’s stockholders.

     2.21 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

     2.22 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

     2.23 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

     2.24 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

     2.25 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

          (a) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the mean of the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

     2.26 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

     2.27 “Holder” shall mean a person who has been granted an Award.

     2.28 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

     2.29 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

     2.30 “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

     2.31 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

     2.32 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

     2.33 “Option Term” shall have the meaning set forth in Section 6.4.

     2.34 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

     2.35 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1.

     2.36 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

     2.37 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

          (a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per Share; (xx) regulatory body approval for commercialization of a product; (xxi) positive results from clinical trials; (xxii) initiation of registration clinical trials; (xxiii) implementation or completion of critical projects; (xxiv) closing of significant financing; (xxv) execution or completion of strategic initiatives; (xxvi) market share; (xxvii) economic value; (xxviii) cash flow return on capital and (xxix) return on net assets, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

          (b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

     2.38 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

     2.39 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

     2.40 “Performance Stock Unit” shall mean a Performance Award awarded under Section 10.1 which is denominated in units of value including dollar value of shares of Common Stock.

     2.41 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

     2.42 “Plan” shall have the meaning set forth in Article 1.

     2.43 “Prior Plans” shall mean the Company’s 1992 Stock Option Plan, 1996 Directors’ Stock Option Plan and Amended and Restated 2002 Equity Incentive Plan, as each such plan may be amended from time to time.

     2.44 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

     2.45 “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

     2.46 “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.

     2.47 “Securities Act” shall mean the Securities Act of 1933, as amended.

     2.48 “Shares” shall mean shares of Common Stock.

     2.49 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 11.

     2.50 “Stock Appreciation Right Term” shall have the meaning set forth in Section 11.4.

     2.51 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 10.3.

     2.52 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

     2.53 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

     2.54 “Termination of Service” shall mean:

          (a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

          (b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

          (c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

     The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

     3.1 Number of Shares.

          (a) Subject to Section 14.2 and Section 3.1(b), the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is (i) 12,000,000; plus (ii) that number of shares that are available for grant under the 2002 Equity Incentive Plan as of May 10, 2011; plus (iii) that number of shares that are subject to equity awards granted under the Prior Plans which are outstanding as of May 10, 2011 and thereafter terminate, expire, lapse or are forfeited for any reason and which following the termination, expiration, lapse or forfeiture of such awards do not again become available for issuance under the Prior Plans; provided, however, that no more than 33,603,655 Shares may be issued upon the exercise of Incentive Stock Options.

          (b) If any Shares subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

          (c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

     3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market in management’s sole discretion in compliance with the Plan and applicable law.

     3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 14.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 2,000,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Performance Awards payable in cash shall be $10,000,000.

ARTICLE 4.

GRANTING OF AWARDS

     4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

     4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

     4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

     4.4 At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

     4.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

     4.6 Non-Employee Director Awards. The Administrator may, in its discretion, provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written non-discretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its discretion.

     4.7 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS
PERFORMANCE-BASED COMPENSATION.

     5.1 Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

     5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

     5.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 10 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

     5.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

     5.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

     5.6 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

     6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

     6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

     6.3 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

     6.4 Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

     6.5 Option Vesting.

          (a) The period during which the right to exercise, in whole or in part, an Option vests to the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator.

          (b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

     6.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

     6.7 Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining Option Term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS

     7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

     7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

          (a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

          (b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

          (c) In the event that the Option shall be exercised pursuant to Section 12.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

          (d) Full payment of the exercise price and applicable withholding taxes to the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 12.1 and 12.2.

     7.3 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

     8.1 Award of Restricted Stock.

          (a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

          (b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

     8.2 Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

     8.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

     8.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. Notwithstanding the foregoing, the Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

     8.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in it sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

     8.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF RESTRICTED STOCK UNITS

     9.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

     9.2 Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

     9.3 Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

     9.4 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

     9.5 Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 12.4(e), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

     9.6 Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole and absolute discretion may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

     9.7 No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until the same are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

     9.8 Dividend Equivalents. Subject to Section 10.2, the Administrator may, in its sole discretion, provide that Dividend Equivalents shall be earned by a Holder of Restricted Stock Units based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Holder and the maturity date of such Award.

ARTICLE 10.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS,
DEFERRED STOCK, DEFERRED STOCK UNITS

     10.1 Performance Awards.

          (a) The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

          (b) Without limiting Section 10.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

     10.2 Dividend Equivalents.

          (a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

          (b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

     10.3 Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

     10.4 Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

     10.5 Deferred Stock Units. The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual. The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each Deferred Stock Unit shall entitle the Holder thereof to receive one Share on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Holder’s Termination of Service). Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

     10.6 Term. The term of a Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award shall be set by the Administrator in its sole discretion.

     10.7 Purchase Price. The Administrator may establish the purchase price of a Performance Award, shares distributed as a Stock Payment award, shares of Deferred Stock or shares distributed pursuant to a Deferred Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

     10.8 Termination of Service. A Performance Award, Stock Payment award, Dividend Equivalent award, Deferred Stock award and/or Deferred Stock Unit award is distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 11.

AWARD OF STOCK APPRECIATION RIGHTS

     11.1 Grant of Stock Appreciation Rights.

          (a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

          (b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

          (c) Notwithstanding the foregoing provisions of Section 11.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

     11.2 Stock Appreciation Right Vesting.

          (a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

          (b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

     11.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

          (a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

          (b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

          (c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

     11.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right Term. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

     11.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 11 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 12.

ADDITIONAL TERMS OF AWARDS

     12.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

     12.2 Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

     12.3 Transferability of Awards.

          (a) Except as otherwise provided in Section 12.3(b):

               (i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

               (ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

               (iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

          (b) Notwithstanding Section 12.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

          (c) Notwithstanding Section 12.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

     12.4 Conditions to Issuance of Shares.

          (a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

          (b) All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

          (c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

          (d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

          (e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

     12.5 Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

          (a) (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder); and

          (b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

     12.6 Prohibition on Repricing. Subject to Section 14.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 14.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 13.

ADMINISTRATION

     13.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6.

     13.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 14.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

     13.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

     13.4 Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

          (a) Designate Eligible Individuals to receive Awards;

          (b) Determine the type or types of Awards to be granted to each Eligible Individual;

          (c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

          (d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

          (e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

          (g) Decide all other matters that must be determined in connection with an Award;

          (h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

          (j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

          (k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 14.2(d).

     13.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

     13.6 Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 14.

MISCELLANEOUS PROVISIONS

     14.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2, (a) increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan, or (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 14.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

     14.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

          (a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan and adjustments of the Award Limit); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the number and kind of shares of Common Stock (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6 and the Non-Employee Director Equity Compensation Policy; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

          (b) In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

               (i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

               (ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

               (iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

               (iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

               (v) To provide that the Award cannot vest, be exercised or become payable after such event.

          (c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 14.2(a) and 14.2(b):

               (i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

               (ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan and adjustments of the Award Limit). The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

          (d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation.

          (e) In the event that the successor corporation in a Change in Control refuses to assume or substitute for the Award, the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of ten (10) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

          (f) For the purposes of this Section 14.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

          (g) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

          (h) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

          (i) The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (j) No action shall be taken under this Section 14.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

          (k) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

     14.3 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

     14.4 No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.

     14.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

     14.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

     14.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     14.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

     14.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

     14.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

     14.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

     14.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

     14.13 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     14.14 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

     14.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Geron Corporation on March 9, 2011.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Geron Corporation on ____________ __, 2011.

Executed on this ____ day of _______________, 2011.

___________________________________________________
Corporate Secretary

GERON CORPORATION C/O BROADRIDGE VOTE PROCESSING 51 MERCEDES WAY EDGEWOOD, NY 11717
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/gern
You may attend the Meeting via the Internet and vote during the Meeting. Have the information available that is printed in the box marked by the arrow below and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M32134-P09654	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
GERON CORPORATION			For	Withhold	For All
			All	All	Except
The Board of Directors recommends you vote FOR the following:
1.	Election of the two (2) Class III Directors to serve for a three-year term.		☐	☐	☐
Nominees:
	01)	Alexander E. Barkas, Ph.D.
	02)	Karin Eastham

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain

2.	To approve the 2011 Incentive Award Plan that will replace the 2002 Equity Incentive Plan, which is expiring.		☐	☐	☐

3.	An advisory vote to approve on executive compensation.		☐	☐	☐

The Board of Directors recommends you vote 3 years on the following proposal:
		1 Year	2 Years	3 Years	Abstain
4.	An advisory vote to approve the frequency of holding future advisory votes on executive compensation every 1, 2 or 3 years.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain

5.	To ratify appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.		☐	☐	☐

6.	As said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Letter to Stockholders, Notice and 2011 Proxy Statement, and 2010 Annual Report are available at
www.proxyvote.com.

M32135-P09654

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

GERON CORPORATION
2011 ANNUAL MEETING OF STOCKHOLDERS

       The undersigned stockholder of Geron Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 28, 2011, and hereby appoints David L. Greenwood and David J. Earp, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2011 Annual Meeting of Stockholders of Geron Corporation to be held on May 11, 2011, at 8:00 a.m. local time and at any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) or postponement(s) thereof. The 2011 Annual Meeting will be held completely virtual. You will be able to attend, vote and submit your questions during the meeting via live webcast via the Internet at www.virtualshareholdermeeting.com/gern.

       This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows:

  "FOR" the election of the two nominees as Class III Directors;
  "FOR" proposal 2, to approve the 2011 Incentive Award Plan;
  "FOR" proposal 3, the advisory vote to approve executive compensation;
  Every "THREE YEARS" with regard to proposal 4, the advisory vote to approve the frequency of holding future advisory votes on executive compensation every 1, 2 or 3 years;
  "FOR" proposal 5, ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011;
and as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)